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                                                                 Exhibit 10.1(a)


                          Dated as of November 5, 2003


                              TERMINATION AGREEMENT

                                 by and between


                OGDEN FACILITY MANAGEMENT CORPORATION OF ANAHEIM


                                (as the Manager),


                           COVANTA ENERGY CORPORATION


                                       and


                         THE CITY OF ANAHEIM, CALIFORNIA


                       Cleary, Gottlieb, Steen & Hamilton
                                 1 Liberty Plaza
                               New York, NY 10006
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                                TABLE OF CONTENTS
                                                                            Page
                                   ARTICLE I
                                 DEFINED TERMS

Section 1.1   Definitions..................................................    6

Section 1.2   Certain Rules of Construction................................    6

                                   ARTICLE II
                    TERMINATION AND ASSIGNMENT OF CONTRACTS

Section 2.1   Terminations, Assignments and Transfers......................    7

Section 2.2   COPS Letter of Credit Payment................................    7

Section 2.3   Working Capital Adjustment...................................    7

Section 2.4   Contract Assumption and Rejection............................    9

Section 2.5   Amounts Due Under Executory Contracts;
              Cure Costs...................................................    9

Section 2.6   Assumed Liabilities..........................................    9

Section 2.7   Excluded Liabilities.........................................   10

Section 2.8   No Expansion of Third Party Rights...........................   10

Section 2.9   Transfer Taxes...............................................   10

                                  ARTICLE III
                             CONDITIONS TO CLOSING

Section 3.1   Conditions Precedent to Obligations  of Covanta
              Parties and the City.........................................   10

Section 3.2   Conditions Precedent to Obligations of the City..............   11

Section 3.3   Conditions Precedent to Obligations of the
              Covanta Parties..............................................   12

                                   ARTICLE IV
                                   THE CLOSING

Section 4.1   Closing......................................................   12

Section 4.2   Termination of Contracts At Closing..........................   13

Section 4.3   Other Closing Actions........................................   13

Section 4.4   Deliveries by the Manager at the Closing.....................   13

Section 4.5   Deliveries by the City at the Closing........................   13

Section 4.6   Payment to CSFB..............................................   13

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE MANAGER

Section 5.1   Organization, Standing and Authority.........................   14

Section 5.2   No Conflict; Required Filings and Consents...................   14

Section 5.3   Title To Assets..............................................   14

Section 5.4   Assigned Contracts...........................................   14

Section 5.5   Licenses and Permits:  Compliance with Laws..................   15

Section 5.6   No Other Assets..............................................   15

Section 5.7   Pending Actions..............................................   15

Section 5.8   Environmental Compliance.....................................   15

Section 5.9   Information True and Complete................................   15

Section 5.10  Employee Matters.............................................   15

Section 5.11  Compliance with Law..........................................   15

Section 5.12  Brokers......................................................   15


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                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF THE CITY

Section 6.1   Organization.................................................   16

Section 6.2   Authority....................................................   16

Section 6.3   Consents and Approvals.......................................   16

Section 6.4   No Violations................................................   16

Section 6.5   Brokers......................................................   16

                                   ARTICLE VII
                                    COVENANTS

Section 7.1   Bankruptcy Court Approval of Agreement.......................   17

Section 7.2   Conduct of Business by the Manager Pending the Closing.......   18

Section 7.3   Access and Information.......................................   18

Section 7.4   Notification.................................................   19

Section 7.5   No Inconsistent Action.......................................   19

Section 7.6   Satisfaction of Conditions...................................   19

Section 7.7   Filings......................................................   19

Section 7.8   Additional Matters and Further Assurances....................   19

Section 7.9   Employment Matters...........................................   19

Section 7.10  Maintenance of Books and Records.............................   20

Section 7.11  Survival of Representations and Warranties...................   20

Section 7.12  Disclaimer...................................................   20

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1   Termination..................................................   21

Section 8.2   Procedure and Effect of Termination..........................   22

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1   Notices......................................................   22

Section 9.2   Publicity....................................................   23

Section 9.3   Descriptive Headings.........................................   23

Section 9.4   Entire Agreement; Assignment.................................   23

Section 9.5   Governing Law................................................   24

Section 9.6   Expenses.....................................................   24

Section 9.7   Amendment....................................................   24

Section 9.8   Waiver.......................................................   24

Section 9.9   Counterparts; Effectiveness..................................   24

Section 9.10  Severability; Validity; Parties in Interest..................   24

Section 9.11  Representation...............................................   24




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                                TABLE OF CONTENTS


Annex A               Definitions                                  A-1
Annex B               Form of Mutual Release                       B-1

Schedule 1A           Transferred Assets                           S-1A
Schedule 2.1          Per se Rejected Contracts                    S-2.1
Schedule 2.3(a)-1     Form of Pre-Closing Statement                S-2.3(a)-1
Schedule 2.3(a)-2     Reference Balance Sheet                      S-2.3(a)-2
Schedule 2.3(c)       Form of Closing Statement                    S-2.3(c)
Schedule 2.4(a)       Manager's Executory Contracts
                      Eligible for Assignment                      S-2.4(a)
Schedule 2.4(c)       Post-petition Ordinary Course
                      Executory Contracts                          S-2.4(c)
Schedule 2.7          Excluded Liabilities                         S-2.7
Schedule 3.1(b)       Pre-Closing Regulatory Consents
                      and Filings                                  S-3.1(b)
Schedule 3.2(d)       Leasehold Restructuring                      S-3.2(d)
Schedule 3.2(i)       Agreements Requiring CSFB's
                      Release of the City                          S-3.2(i)
Schedule 3.3(b)       Agreements Requiring the Leasehold
                      Participants' Release of Manager             S-3.3(b)
Schedule 5.4          Consents to Transfer of Designated
                      Contracts                                    S-5.4
Schedule 7.9(c)       Terminated Employees                         S-7.9(c)

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                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT, dated as of November 5, 2003 (the "Agreement"), is made by and between Covanta Energy Corporation, a Delaware corporation ("Covanta"), Ogden Facility Management Corporation of Anaheim, a California corporation ("OFM" or the "Manager" and together with Covanta, the "Covanta Parties"), and the City of Anaheim, a municipality incorporated in the State of California (the "City").

                                    RECITALS

         WHEREAS on April 1, 2002, the Covanta Parties filed in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code and the Covanta Parties currently continue to operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS OFM manages the arena known as the Arrowhead Pond of Anaheim located at 2695 East Katella Avenue in Anaheim, California (the "Facility") pursuant to a 30-year exclusive Second Amended and Restated Arena Management Agreement dated December 1, 1993 between OFM and the City, as amended or supplemented from time to time (the "Management Agreement");

         WHEREAS pursuant to the Management Agreement, OFM has the obligation to provide unlimited working capital to the Facility to assure that, in the event of cash shortfalls, operating expenses and debt service (including payments of both interest and principal on the Certificates of Participation, as defined herein) are timely paid;

         WHEREAS Covanta has provided a guarantee of OFM's obligations under the Management Agreement, including the obligation to provide unlimited working capital;

         WHEREAS the Facility is beneficially owned by the City;

         WHEREAS the Facility is the home arena of the Mighty Ducks hockey team of the National Hockey League pursuant to the Mighty Ducks Agreement, as defined herein;

         WHEREAS the Parties had entered into a Facility financing agreement pursuant to which Credit Suisse First Boston acting by and through its New York branch ("CSFB") provided the COPS Letter of Credit in connection with the issuance as of December 1, 1993 of Certificates of Participation in that certain Lease Agreement between the City and the Anaheim Public Improvement Corporation, a California non-profit corporation (such financing transaction, hereinafter the "COPS Transaction"), and the Parties desire to fulfill and/or resolve any and all obligations remaining from the COPS Transaction;

         WHEREAS as part of the COPS Transaction, the City, OFM and CSFB had entered into a bank reimbursement agreement with respect to the COPS Letter of Credit pursuant to which OFM has an obligation to reimburse CSFB in the event of a draw upon the COPS Letter of Credit, and which obligation is a secured obligation of Covanta under the Security Agreement dated as of March 14, 2001 among Covanta, certain of its subsidiaries, and Bank of America;

         WHEREAS the Parties had entered into a leasehold transaction with respect to the Facility as of January 6, 1999 (the "Leasehold Transaction") along with certain other parties (the "Leasehold Participants"), and the Parties desire to stabilize the Leasehold Transaction and arrange for the release of the Covanta Parties from all liabilities and obligations with respect to the Leasehold Transaction;

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         WHEREAS the City and the Manager desire to terminate the Management
Agreement and the Manager desires to reject certain other executory contracts pertaining to the Facility;

         WHEREAS Covanta desires to terminate its obligations under its guarantee of OFM's obligations under the Management Agreement, including the obligation to provide unlimited working capital to the Facility;

         WHEREAS the Manager desires to assume and assign to the City or its designee certain executory contracts referred to herein as the Designated Contracts (including the Mighty Ducks Agreement) together with certain obligations and liabilities relating thereto, pursuant to the terms and conditions of this Agreement;

         WHEREAS the Manager desires to abandon and transfer to the City certain tangible and intangible assets as defined in Schedule 1A (the "Transferred Assets");

         WHEREAS the Rejected Contracts will be rejected and the Designated Contracts will be assumed and assigned pursuant to the terms of this Agreement and the Approval Order, as defined herein;

         WHEREAS the City is considering appointing a new manager for the Facility; and

         WHEREAS, the City has authorized execution of this Agreement by City resolution;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the Parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         Section 1.1 Definitions. As used in this Agreement, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth in Annex A hereto.

         Section 1.2 Certain Rules of Construction.

         (a) Any term defined herein in the singular form shall have a comparable meaning when used in the plural form, and vice versa.

         (b) When used herein, the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the Recitals, Articles, Sections, Schedules or Annexes shall refer respectively to the recitals, articles, sections, schedules or annexes of this Agreement, unless otherwise expressly provided.

         (c) When used herein, the terms "include", "includes" and "including" are not limiting.

         (d) Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term.

         (e) When a Party's consent is required hereunder, such Party's consent may be granted or withheld in such Party's sole discretion, unless otherwise specified.

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         (f) Any reference to an agreement hereunder shall refer to that agreement as it may be amended or supplemented from time to time.

                                   ARTICLE II

                                 TERMINATION AND
                             ASSIGNMENT OF CONTRACTS

         Section 2.1 Terminations, Assignments and Transfers.

         (a) Subject to the terms and conditions herein set forth, at the Closing, (i) the Parties shall by mutual agreement terminate the Management Agreement and, except as provided in Section 2.3 herein, irrevocably, definitively and unconditionally release each other from any and all obligations or liabilities under or in connection therewith, in the form of the mutual general release attached as Annex B (the "Mutual Release"), and (ii) the Manager shall reject the Management Agreement. As soon as practicable after the Closing, the Manager shall also reject all its executory contracts that have not become Assigned Contracts (the "Rejected Contracts"), including all per se Rejected Contracts, as listed on Schedule 2.1.

         (b) Subject to the terms and conditions herein set forth, at the Closing, the Manager shall assume, assign and deliver to the City (or a City Designee, as the case may be), and the City (or such City Designee) shall accept from the Manager, all of the Manager's rights in and obligations under all of the Assigned Contracts.

         (c) Subject to the terms and conditions herein set forth, at the Closing, the Manager shall transfer, convey, and deliver to the City (or a City Designee, as the case may be), and the City (or such City Designee) shall accept from the Manager, all of the Manager's right and interest in, to and under all of the Transferred Assets, wherever located, whether tangible or intangible, as the same shall exist on the Closing Date, free and clear of all Liens except Permitted Liens.

         Section 2.2 COPS Letter of Credit Payment. In consideration of the releases contemplated in Section 3.1(e), the termination by mutual agreement of the Management Agreement, the rejection of the Rejected Contracts, the assignment of the Designated Contracts, the transfer of the Transferred Assets and the Covanta Parties' performance of their obligations under this Agreement, at the Closing, the City shall make a payment (the "Reimbursement Payment") to CSFB, as partial reimbursement for the draw on the COPS Letter of Credit referred to in Sections 3.1(e) and 4.6 herein, pursuant to the City's rights and obligations under Article III of the Bank Agreement, equal to (x) the Reimbursement Amount minus (y) an amount of $1,000,000 (the "Escrow") which shall be deposited with an escrow agent selected by the Parties' mutual agreement, and which shall be reserved exclusively for the true-up of the Reimbursement Amount pursuant to Section 2.3 herein.

         Section 2.3 Working Capital Adjustment

         (a) At least 10 Business Days prior to the Closing, the Manager shall prepare and deliver to the City an estimated statement of working capital for the Facility as of the opening of business on the scheduled Closing Date in the format of Schedule 2.3(a)-1 hereto (the "Pre-Closing Statement"). The Pre-Closing Statement shall be prepared by the Manager in good faith on a basis consistent in all material respects with the methods, principles, practices and policies set forth in the Management Agreement and employed in the preparation and presentation of the reference financial statements for the Facility as of February 28, 2003, attached hereto as Schedule 2.3(a)-2 (the "Reference Balance Sheet") (without regard to consummation of the transactions contemplated by this Agreement or the Chapter 11 Cases).

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         (b) The Reimbursement Amount shall, immediately prior to the Closing, be (A) increased by 100% of the amount, if any, by which the Net Working Capital, as calculated based on the Pre-Closing Statement, is greater than $0.00 (zero dollars) or (B) decreased by 100% of the amount, if any, by which the Net Working Capital, as calculated based on the Pre-Closing Statement, is less than $0.00 (zero dollars).

         (c) Within 45 Business Days after the Closing, the City shall cause the staff at the Facility to prepare and deliver to the Parties a statement of Net Working Capital as of the opening of business on the Closing Date in the format of Schedule 2.3(c) hereto (the "Closing Statement"). The Closing Statement shall be prepared by the Facility staff in good faith on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of the Reference Balance Sheet (without regard to consummation of the transactions contemplated by this Agreement or the Chapter 11 Cases). The City shall cause the Parties to be given full access, during regular business hours, to the Facility staff and Facility records to monitor the preparation of the Closing Statement, and the City shall cause the Facility staff as much as reasonably practicable to keep the Parties appraised of its progress and findings with respect to the Closing Statement and its preparation.

         (d) After receipt of the Closing Statement, the Parties shall have 15 Business Days to review it together with the work papers used in the preparation thereof. Unless a Party delivers written notice to the other Parties on or prior to the 15th Business Day after the notifying Party's receipt of the Closing Statement stating that it has objections thereto, the Parties shall be deemed to have accepted and agreed to the Closing Statement. The Parties shall not object to any method, principle, practice or policy employed in the preparation of the Closing Statement if such method, principle, practice or policy is consistent in all material respects with that employed in the preparation and presentation of the Reference Balance Sheet. If, however, a Party notifies the other Parties of objections to the Closing Statement on or prior to the 15th Business Day after the notifying Party's receipt of the Closing Statement, the Parties shall in good faith attempt to resolve, within 10 Business Days (or such longer period as the Parties may agree in writing) following such notice (the "Resolution Period"), their differences with respect to such objections and any resolution by them as to any disputed amounts shall be final, binding and conclusive. In so doing, the Parties (sharing any fees and expenses equally) may engage a mutually agreed-upon independent accounting firm experienced in audit projects to assist such resolution by acting as a non-binding mediator.

         (e) Amounts relating to any working capital and other accounts set forth in the Closing Statement remaining in dispute at the conclusion of the Resolution Period shall be promptly submitted to the Independent Auditor for resolution. The Independent Auditor shall render a decision within 30 calendar days from referral of the dispute by either Party. The decision of the Independent Auditor with respect to the Closing Statement and the determination of the Net Working Capital shall be final and binding upon the Parties. The Independent Auditor shall be retained at the Parties' equally shared expense.

         (f) Once the Closing Statement is finalized in accordance with this
Section 2.3 (as so finalized, the "Final Closing Statement"), the Reimbursement Amount shall be trued-up as set forth in this Section 2.3(f) to give effect to the Net Working Capital as of the opening of business on the Closing Date. If the Reimbursement Amount as adjusted pursuant to this Section 2.3(f) is less than the Reimbursement Amount as adjusted pursuant to Section 2.3(b), the City shall be allowed to withdraw from the Escrow an amount of cash equal to the difference obtained by subtracting the Reimbursement Amount as adjusted pursuant to this Section 2.3(f) from the Reimbursement Amount as adjusted pursuant to
Section 2.3(b), and the balance of the Escrow, if any, shall be paid to CSFB. If the Reimbursement Amount as adjusted pursuant to this Section 2.3(f) is greater than the Reimbursement Amount as adjusted pursuant to Section 2.3(b), the City

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shall release the Escrow to CSFB, and promptly pay to CSFB an amount of cash equal to the difference obtained by subtracting the Reimbursement Amount as adjusted pursuant to Section 2.3(b) from the Reimbursement Amount as adjusted pursuant to this Section 2.3(f).

         (g) During the preparation of the Pre-Closing Statement and Closing Statement and the period of any review or dispute within the contemplation of this Section 2.3, the Parties shall (i) provide each other Party upon reasonable advance request with full access for review and copying by the other Party, its agents and representatives at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of each Party, to all relevant books, records, work papers, information and employees, and (ii) cooperate fully with each other Party as necessary for the preparation, calculation and reviews of the Pre-Closing Statement and Closing Statement or for the contemplated resolution of any dispute between the Parties relating thereto.

         Section 2.4 Contract Assumption and Rejection.

         (a) Schedule 2.4(a) is a list of the pre-petition executory contracts related to the Facility, other than the Management Agreement, to which the Manager is a party and that the City may choose to assume (the "Schedule 2.4(a) Contracts"). The Manager shall make available to the City a copy of each of the
Schedule 2.4(a) Contracts no later than five Business Days from the date of this Agreement. The City shall elect, as soon as practicable and in any event no later than three Business Days prior to the date of the Approval Hearing, which of the Schedule 2.4(a) Contracts the City wishes the Manager to assume and assign to the City (or a City Designee) effective as of the Closing (the "Designated Contracts"). It is understood that the Mighty Ducks Agreement shall in any event be a Designated Contract and, subject to Bankruptcy Court approval, be assumed and assigned to the City (or a City Designee) at Closing. All of the
Schedule 2.4(a) Contracts that are not Designated Contracts following the entry of the Final Order shall be rejected as soon as practicable thereafter.

         (b) If after the date hereof, but prior to the Closing, any Party becomes aware of any pre-petition executory contract related to the management of the Facility not previously disclosed to the City during the due diligence process, or if the Manager enters into any additional executory contract (each, an "Undisclosed Contract"), the discovering Party shall immediately notify the other Parties of such Undisclosed Contract, and the City may elect, no later than five Business Days following such notification, to assume such Undisclosed Contract, subject to Bankruptcy Court authorization. Any Undisclosed Contract that the City elects to assume shall be a Designated Contract. Notwithstanding the foregoing, if any Undisclosed Contract is entered into after the date of the Approval Order and such Undisclosed Contract contains language allowing the Manager to assign the contract to the City, then such contract may be assumed and assigned without the entry of a Bankruptcy Court order.

         (c) All post-petition executory contracts related to the Facility that were entered into by the Manager in the ordinary course of business consistent with past practice and in accordance with the Management Agreement shall be Designated Contracts and shall at the Closing be assigned to, and assumed by, the City (or a City Designee). Schedule 2.4(c) contains a list of such post-petition executory contracts through the date hereof that will be assumed.

         Section 2.5 Amounts Due Under Executory Contracts; Cure Costs. The City shall be obligated to pay all liabilities under the Assigned Contracts as of the Closing Date and thereafter, including all cure and reinstatement costs and expenses pursuant to 11 U.S.C. ss.365 or otherwise, arising from the assignment, assumption, or both, of the Assigned Contracts to the City (or a City Designee, as the case may be) as set forth on Schedule 2.4(a) (the "Cure Costs").

         Section 2.6 Assumed Liabilities. Subject to the terms and conditions

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set forth in this Agreement, at the Closing, the City shall assume from the
Covanta Parties and thereafter pay, perform, or discharge, or cause a City Designee to pay, perform, or discharge, in accordance with their terms and hold the Covanta Parties harmless in respect of the following: (i) all Current Liabilities as of the Closing Date; (ii) all payables, obligations and liabilities with respect to, arising out of, or associated with the Assigned Contracts arising on or after the Closing Date; (iii) all payables, obligations and liabilities associated with the Transferred Assets, arising on or after the Closing Date; (iv) liabilities and obligations pursuant to Section 7.9(b) hereof; and (v) any Cure Costs. The liabilities to be assumed pursuant to the preceding sentence shall be referred to herein as the "Assumed Liabilities".

         Section 2.7 Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, except for the Assumed Liabilities, the City shall not assume or be under an obligation to pay, discharge or perform, and shall not be deemed to have assumed, or to have agreed to pay, discharge or perform, as a result of the consummation of the transactions contemplated herein, and shall not be liable for, any liability, claim, commitment, or obligation of the Covanta Parties, disclosed or undisclosed, in particular, without limitation, the liabilities as listed on Schedule 2.7 (the "Excluded Liabilities").

         Section 2.8 No Expansion of Third Party Rights. The assumption by the City or a City Designee of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the City, such City Designee or the Manager as compared to the rights and remedies which such third party would have had against the Manager absent the Chapter 11 Cases, had the City or the City Designee not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the City or the City Designee of the Assumed Liabilities shall not create any third-party beneficiary rights other than with respect to the Person whose debt is assumed.

         Section 2.9 Transfer Taxes. Any sales, use, transfer or recording taxes with respect to personal property due as a result of the transactions provided for herein shall be borne and paid by the City. The Parties will reasonably cooperate to minimize any such taxes.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

         Section 3.1 Conditions Precedent to Obligations of Covanta Parties and the City. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

         (a) on or before December 22, 2003, the Approval Order, in form and substance consistent with this Agreement, shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner adverse to the City or the Covanta Parties, and shall be final and unappealable;

         (b) the material regulatory consents and filings set out at Schedule 3.1(b) shall have been obtained or made;

         (c) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and (c)) shall be pending by any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement;

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         (d) there shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement; and

         (e) the COPS shall have been either repurchased in full, or repaid in full, out of the proceeds from a draw on the COPS Letter of Credit and, subject to receipt by CSFB of the Reimbursement Payment from the City, the Parties shall have been released, by means of a written instrument in form and substance to their reasonable satisfaction, of all of their respective obligations and security interests granted to CSFB under the COPS Financing Documents, except for CSFB's residual Reimbursement Claim against the Covanta Parties (giving effect to the Reimbursement Amount), to be pursued in the Covanta Parties' Chapter 11 cases. CSFB's release instrument shall confirm the credit of the Reimbursement Amount against the Reimbursement Claim of CSFB against the Covanta Parties.

         Section 3.2 Conditions Precedent to Obligations of the City. The obligation of the City to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the representations and warranties of the Covanta Parties contained in this Agreement qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made on such date (except for representations and warranties that relate to a specific date), and all representations and warranties that are not so qualified shall be true and correct with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect;

         (b) the City shall have completed the New City Financing;

         (c) from the date of this Agreement, no Leasehold Participant shall have commenced any remedy under any of the Leasehold Documents due to any event of default contained therein;

         (d) the Leasehold Transaction shall have been restructured substantially in accordance with Schedule 3.2(d), pursuant to documents in form and substance reasonably satisfactory to City;

         (e) the Manager shall have performed in all material respects the covenants and obligations under this Agreement required to be performed by it at or prior to the Closing Date, with only such exceptions as, individually or in the aggregate, do not constitute and would not reasonably be expected to constitute a Material Adverse Effect;

         (f) the City Council shall have taken all actions to approve, as necessary, the transactions contemplated herein and all related transactions, including the assumption and assignment of the Designated Contracts, the restructuring of the Leasehold Transaction and the issuance of the New City Financing;

         (g) since the signing date hereof, no Material Adverse Effect shall have occurred or be reasonably expected to occur;

         (h) the Facility shall have been operated by the Manager from the period after the date of this Agreement until the Closing Date in a manner consistent with the Management Agreement;

         (i) CSFB shall have released the City and the Anaheim Public Improvement Corporation from their obligations, and released its security interests in the collateral pledged, under the COPS Financing Documents, including, but not limited to, the documents listed in Schedule 3.2(i), in form and substance to the City's reasonable satisfaction;

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         (j) Bank of America shall have released the City from its obligations under the interest rate swap agreement between Bank of America and the City, dated January 12, 1999, as amended, in form and substance to the City's reasonable satisfaction; and

         (k) the Bank of New York Trust Company of California shall have released the City, the Anaheim Public Improvement Corporation and the Covanta Parties from their obligations, and released its security interests in the collateral pledged, under the COPS Financing Documents, in form and substance to the City's reasonable satisfaction.

         Section 3.3 Conditions Precedent to Obligations of the Covanta Parties. The obligation of the Covanta Parties to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the representations and warranties of the City contained in this Agreement qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date as if made on such date (except for representations and warranties that relate to a specific date) and all representations and warranties that are not so qualified shall be true and correct with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect;

         (b) the Leasehold Participants shall have released the Covanta Parties from their obligations under the Leasehold Documents, including the documents listed in Schedule 3.3(b), in form and substance to the Covanta Parties' reasonable satisfaction;

         (c) the Ogden Guaranty shall have been terminated, and the Covanta Parties shall have been released from all obligations thereunder;

         (d) the City shall have withdrawn all proofs of claim it has filed in the Bankruptcy Court against the Covanta Parties in their Chapter 11 Cases;

         (e) approval of the transactions contemplated in this Agreement by the requisite DIP Lenders, as required by the DIP Financing;

         (f) the Leasehold Letters of Credit shall have been returned to Covanta, undrawn, for cancellation; and

         (g) the City shall have performed in all material respects the obligations under this Agreement required to be performed by the City at or prior to the Closing Date.

                                   ARTICLE IV

                                   THE CLOSING

         Section 4.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the City Manager of the City, or such other place at the Parties shall agree, at 10:00 a.m. California time, on the earlier of (i) the first Business Day after all the conditions to the Closing set forth in Article 3 have been met or waived; (ii) such other time, date, and place as shall be agreed upon by the Parties (the date of the Closing being herein referred to as the "Closing Date") and (iii) January 22, 2004. To the fullest extent practicable, the Closing shall occur concurrently with the closing of the New City Financing unless otherwise agreed by the City.

         Section 4.2 Termination of Contracts At Closing.

         (a) At the Closing, the Management Agreement shall be deemed mutually terminated by the Parties and shall be deemed rejected by the Manager. The City and the Covanta Parties shall irrevocably, definitively and unconditionally release each other from any and all obligations or liabilities under or in connection therewith, and execute the Mutual Release.

         (b) At the Closing, all other Rejected Contracts shall be deemed rejected.

         Section 4.3 Other Closing Actions.

         (a) At the Closing, Covanta and the City (or a City Designee, as the case may be) shall sign assumption and assignment agreements, substantially satisfactory to the Parties, with respect to the Assigned Contracts, which shall necessarily include the Mighty Ducks Agreement.

         (b) At the Closing, all licenses, assignments or quitclaim deeds of parking facilities and other transfer documents required to effectuate the transaction described in this Agreement shall be executed and delivered.

         (c) At the Closing, the Parties shall sign and deliver the Mutual Release.

         Section 4.4 Deliveries by the Manager at the Closing. At the Closing, the Manager shall deliver to the City:

         (a) a general bill of sale and assignment, in form and substance reasonably satisfactory to the City, with respect to the Transferred Assets to be conveyed by the Manager at the Closing and any other documents reasonably requested by the City so as to convey to the City or the City Designee good title, free and clear of all Liens (other than Permitted Liens), to all of the Manager's rights, title and interest in and to the Transferred Assets to be conveyed at the Closing;

         (b) keys, security codes and pass cards to the Facility, and every lock thereon in the Covanta Parties' possession;

         (c) effective control over software programs and databases, operating systems, licenses, codes and related programs and services in use at the Facility immediately prior to the Closing in connection with Facility operations (including, but not limited to, booking, calendaring, and accounting programs);

         (d) all of the Manager's books and records, customer files and related business records pertaining to the Facility and the Assigned Contracts, including the originals of all Assigned Contracts, the originals of all permits and warranties, and copies of all maintenance records and operating manuals in the Covanta Parties' possession pertaining to the Facility and any personal property included in the Assigned Contracts; and

         (e) such other instruments of transfer as are necessary or required to transfer the Assigned Contracts, and all other documents, certificates, instruments or writings reasonably requested by the City in connection herewith, including, in particular, the release documents referred to in Sections 3.2(i),
(j) and (k), and the documents described in Section 4.3.

         Section 4.5 Deliveries by the City at the Closing. At the Closing, the City shall deliver to the Covanta Parties such documents, instruments or certificates as are required to be delivered to carry out the City's obligations under this Agreement, or as the Covanta Parties or their counsel reasonably request, including the documents described in Section 4.3.

         Section 4.6 Payment to CSFB. At the Closing, the City shall make the Reimbursement Payment to CSFB, in accordance with the reimbursement provisions of Article III of the Bank Agreement and as instructed by CSFB, and post the Escrow. CSFB's Reimbursement Claim shall be reduced by an amount equal to the Reimbursement Amount. The receipt of the Reimbursement Payment and the reduction of the Reimbursement Claim shall be formally acknowledged in writing by CSFB to the City and the Covanta Parties, respectively.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE MANAGER

         The Manager makes the following representations and warranties to the
City:

         Section 5.1 Organization, Standing and Authority. OFM is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Subject to compliance with applicable provisions of the Bankruptcy Code, the Manager has all requisite corporate power and authority to (i) carry on its business as it is now being conducted or presently being proposed to be conducted, except where the failure to hold such corporate authority or carry on its business would not constitute or be reasonably expected to constitute a Material Adverse Effect and (ii) enter into the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Manager and the consummation by the Manager of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Manager and (assuming this Agreement constitutes a valid and binding obligation of the City) constitutes a valid and binding obligation of the Manager in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other Laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 5.2 No Conflict; Required Filings and Consents. Assuming the satisfaction of the conditions set forth in Article 3 and compliance with the applicable requirements for consents, approvals, authorizations, permits or filings referred to in this Section 5.2, no consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, domestic or foreign, or of any other Person is required to be made or obtained by the Manager in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby except (i) approvals of the Bankruptcy Court, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would neither (x) prevent or materially delay the consummation by the Manager of the transactions contemplated by this Agreement nor (y) individually or in the aggregate, constitute nor be reasonably expected to constitute a Material Adverse Effect.

         Section 5.3 Title To Assets. Upon entry and effectiveness of the Final Order, the Manager (a) shall have the power and the right to sell, convey, transfer, assign and deliver to the City the Designated Contracts and (b) on the Closing Date shall sell, convey, transfer, assign and deliver the Designated Contracts free and clear of all Liens, except for and subject to the Assumed Liabilities and Permitted Liens.

         Section 5.4 Assigned Contracts. To the Manager's knowledge, the Assigned Contracts are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, moratorium, and similar Laws affecting creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity. To the Manager's knowledge, each of such contracts are in full force and effect and, other than as previously disclosed, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Other than in connection with the commencement of the Chapter 11 Cases, entry of the

Final Order and as set forth on Schedule 5.4 hereto, none of such contracts requires the consent of any party to its assignment in connection with the transactions contemplated hereby, or to the extent that consent is required, such consent has not been withheld by any party. True and complete copies or descriptions (as to oral contracts) of all executory contracts of the Manager known and available to the Manager have been delivered or made available, or will be made available within five Business Days from the date of this Agreement, to the City.

         Section 5.5 Licenses and Permits: Compliance with Laws. To the Manager's knowledge, the Manager has all licenses, permits and authorizations necessary in order to operate and conduct its business involving the Facility, the Designated Contracts and the Transferred Assets as presently conducted.

         Section 5.6 No Other Assets. To the Manager's knowledge, other than the Transferred Assets and the assets which the City has advised the Manager it does not wish to acquire, no furniture, fixtures, equipment or other personal property, tangible or intangible, are in use by the Manager in the day-to-day operation of the Facility.

         Section 5.7 Pending Actions. To the Manager's knowledge, there are no actions or proceedings pending against the Manager that would, if adversely determined, be likely to have a Material Adverse Effect with respect to the Facility (including any notices of violation by the Occupational Safety and Health Act or other applicable Law which have not been corrected as of the date hereof).

         Section 5.8 Environmental Compliance. To the Manager's knowledge, there is not (and as of the Closing Date there will not be, except as otherwise disclosed in writing by the Manager to the City and accepted by the City in writing) any written notice or order by the County of Orange, the State of California or the federal government of the United States finding or alleging that a violation of Law exists with respect to the Facility relating to pollution or to protection of the environment.

         Section 5.9 Information True and Complete. All information, documents, statements and instruments delivered by the Manager to the City pursuant to this Agreement are, to the Manager's knowledge, true, complete, and accurate in all material respects.

         Section 5.10 Employee Matters. Pursuant to Section 7.9, all wages, salary and other compensation, commissions, bonuses, vacation pay, reimbursements, federal, state and local income and payroll tax withholdings (including FICA and FUTA), premiums for health insurance, workers' compensation insurance and other benefits, withholdings and contributions to any disability, pension benefit, 401(k) or unemployment compensation plans relating to any Arena Employee (collectively the "Employee Compensation") in respect of periods through the Closing Date have been or will be, as of the Closing Date, paid in full, in compliance with applicable Law.

         Section 5.11 Compliance with Law. To the Manager's knowledge, in performing its obligations under the Management Agreement, the Manager has complied with all applicable Law in all material respects.

         Section 5.12 Brokers. No Person, other than Chilmark Partners, is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Covanta Parties in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Covanta Parties.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE CITY

         The City makes the following representations to the Covanta Parties:

         Section 6.1 Organization. The City is a California charter city and municipal corporation duly organized and established pursuant to the City Charter and the Laws of the State of California and has the full power, authority and legal right to conduct its business as presently conducted with respect to the Facility, to own or hold under lease the property it purports to own or hold under lease with respect to the Facility and to enter into and perform its obligations under this Agreement.

         Section 6.2 Authority. Relative to this Agreement, the City has the municipal power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the City and the consummation by the City of the transactions contemplated hereby have been duly authorized by all requisite City Council actions and corporate actions. This Agreement has been duly and validly executed and delivered by the City and (assuming this Agreement constitutes a valid and binding obligation of the Covanta Parties) constitutes a valid and binding agreement of the City, enforceable against the City in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other Laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 6.3 Consents and Approvals. Except for the consents contemplated to be obtained in this Agreement, no consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, domestic or foreign, or of any other Person is required to be made or obtained by the City in connection with the execution, delivery, and performance by the City of this Agreement and the consummation by the City of the transactions contemplated hereby.

         Section 6.4 No Violations. To the City's knowledge neither the execution, delivery, or performance of this Agreement by the City, nor the consummation by the City of the transactions contemplated hereby, nor compliance by the City with any of the provisions hereof, will (a) conflict with or result in any violations of any city ordinances of the City, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which the City is a party or by which the City or the City's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the City or the City's properties or assets, (d) result in the creation or imposition of any encumbrance on any asset of the City, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for the City to conduct its business as currently conducted, except in the case of clauses (b), (c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that would not individually or in the aggregate have a Material Adverse Effect.

         Section 6.5 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the City in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the City.

                                   ARTICLE VII

                                    COVENANTS

         Section 7.1 Bankruptcy Court Approval of Agreement

         (a) As promptly as practicable following the City Council approval of this Agreement but in no event later than November 10, 2003, and subject to the provisions of this Agreement, the Covanta Parties shall file a motion (the "Approval Motion") with the Bankruptcy Court seeking entry of a Bankruptcy Court order authorizing the consummation of the transactions contemplated in this Agreement (the "Approval Order"), subject to higher or better offers. The Covanta Parties shall provide a copy of the form of the Approval Motion and Approval Order to the City for its review and comment prior to filing. Upon filing, the Covanta Parties shall notify, as is required by the Bankruptcy Code, all parties entitled to notice of the Approval Motion and/or the Approval Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

         (b) The Covanta Parties and the City agree to use their reasonable best efforts to obtain entry of the Approval Order by the Bankruptcy Court pursuant to the applicable provisions, including sections 363 and 365, of the Bankruptcy Code. The Approval Order is expected to contain, among other provisions reasonably requested by the City, the following provisions (it being understood that certain of such provisions may be contained in either the findings of fact or conclusions of Law to be made by the Bankruptcy Court as part of the Approval Order):

           (i) the termination and rejection at the Closing of the Management Agreement;

          (ii) authorization for the rejection of the Rejected Contracts;

         (iii) authorization for the Manager's assumption and assignment of the Designated Contracts to the City or the City Designee pursuant to sections 363 and 365 of the Bankruptcy Code;

          (iv) authorization for the Manager's assignment and transfer to the City or the City Designee all of the Manager's right, title and interest (including common law rights) to all of its Transferred Assets;

          (v) the transfers of the Assigned Contracts and the Transferred Assets by the Manager to the City or the City Designee are or will be legal, valid and effective transfers, free and clear of Liens, of the Assigned Contracts and the Transferred Assets;

          (vi) all Persons who are parties to the Assigned Contracts shall be enjoined from raising after the date of the assignment any uncured defaults under such contract;

         (vii) any Person that may have had the right to consent to the assignment of an Assigned Contract is deemed to have consented to such assignment as required by section 365(e)(2)(A)(ii) of the Bankruptcy Code if it fails to object to the assumption and assignment;

        (viii) the City is obligated to pay any Cure Costs payable to the other parties to the Assigned Contracts consistent with the terms of this Agreement;

          (ix) the Reimbursement Amount shall result in a reduction in the same amount of the Reimbursement Claim;

           (x) all Persons are enjoined from taking any action against the City, any of the City's affiliates (as they existed immediately prior to the Closing) or the City Designee to recover any claim or Excluded Liability which such Person has solely against the Manager or any of the Manager's affiliates (as they existed immediately following the Closing);

          (xi) the transactions contemplated by this Agreement are undertaken by the City and the Covanta Parties at arms' length, without collusion and in good faith within the meaning of section 363(m) of the Bankruptcy Code, and such Parties are entitled to the protections of section 363(m) of the Bankruptcy Code;

         (xii) the order provides that any stay of orders authorizing the use, sale or lease of property or assumption of contracts as provided in Fed. R. Bankr. Proc. 6004(g) and/or Fed. R. Bankr. Proc. 6006(d) shall not apply to the Approval Order and that the Approval Order is immediately effective and enforceable; and

        (xiii) the Bankruptcy Court retains exclusive jurisdiction to interpret, construe and enforce the provisions of the Final Order in all respects, provided that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this clause (xiii) or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

         (c) If the Approval Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), the Covanta Parties agree to take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and the City agrees to cooperate in such efforts.

         Section 7.2 Conduct of Business by the Manager Pending the Closing. From the date hereof until the date of the Closing the Manager shall operate the Facility in accordance with the Management Agreement and shall not (i) sell, transfer, or otherwise dispose of or encumber any material tangible or intangible assets included in the Transferred Assets (other than under Permitted Liens or in the provision of services in the ordinary course of business in accordance with past practice or as permitted under the terms of the DIP Financing); (ii) grant any increase in the compensation or benefits of any Arena Employee (other than pursuant to the terms of any employee retention, incentive, or severance plan approved by the Bankruptcy Court and delivered to City); or
(iii) without reasonably consulting with (or, with respect to post-petition executory contracts on Schedule 2.4(c) with an annual cost of $40,000 or more, without the approval of) the City, modify, cancel, reject or otherwise impair or permit to lapse any of its executory contracts. The Manager shall be permitted to cause Current Liabilities to Covanta or Covanta affiliates to be paid in accordance with the provisions of the Management Agreement. The Manager shall, to the fullest extent permitted by Law, inform the City of all important developments and events in respect of the conduct of the Assigned Contracts.

         Section 7.3 Access and Information. The Manager shall afford to the City, the City Designee (including its financial advisors, counsel and accountants, in each case subject to a customary and appropriate confidentiality agreement) and the City's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all books, records, properties, and personnel of the Manager that pertain to the Designated Contracts in a manner which is not disruptive to the Manager's business operations, and, during such period, shall furnish as promptly as practicable to the City any and all such information as the City may reasonably request pertaining to the Designated Contracts.

         Section 7.4 Notification.

         (a) Each Party shall promptly notify the other of any litigation,

arbitration or administrative proceeding pending or, to the relevant Party's knowledge, threatened against such Party which challenges or, if adversely determined could materially affect, the transactions contemplated hereby.

         (b) The Manager shall promptly provide written notice to the City of any change in any of the information contained in the representations or warranties made by the Covanta Parties in Article 5 or any of the Schedules attached hereto and shall promptly furnish any information that the City may reasonably request in relation to such change.

         Section 7.5 No Inconsistent Action. Neither the City nor the Covanta Parties shall take any action that is materially inconsistent with its obligations under this Agreement, except for (and as follows from) the Approval Motion and except as approved by the Bankruptcy Court, and, until entry of the Final Order, except as required under the Covanta Parties' fiduciary duties.

         Section 7.6 Satisfaction of Conditions. Prior to the Closing, each of the Parties shall use commercially reasonable efforts with due diligence and in good faith to promptly satisfy all the conditions precedent to the Closing set out in Article 3 in order to expedite the consummation of the transactions contemplated hereby.

         Section 7.7 Filings. As promptly as practicable after the execution of this Agreement, each Party shall use its reasonable efforts to obtain, and to co-operate with the other Parties in obtaining, the approvals and consents referred to in Sections 3.1(a) and (b), and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Authority prohibiting the consummation of the transactions contemplated hereby and shall furnish to the other Parties all such information in its possession as may be necessary for the completion of the notifications to be filed by the other Parties.

         Section 7.8 Additional Matters and Further Assurances.

         (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents, and approvals required under this Agreement.

         (b) In addition to the provisions of this Agreement, from time to time after the Closing Date, the Manager and the City will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other actions as may be reasonably requested to implement more effectively, the conveyance and transfer of the Assigned Contracts to the City and the assumption of the Assumed Liabilities by the City.

         (c) The Manager and the City shall cooperate and take such actions as may be reasonably requested by the other in order to effect an orderly transfer of the Assigned Contracts and the Transferred Assets with a minimum of disruption to the operations and employees of the businesses of the Parties.

         Section 7.9 Employment Matters.

         (a) The Covanta Parties shall have sole responsibility for (i) all Employee Compensation due for any period prior to the Closing Date, and (ii) "continuation coverage" benefits provided under group health plans to all current or former Arena Employees and qualified beneficiaries relating thereto for whom a qualifying event has occurred on or prior to the Closing Date. Terms used in this subsection 7.9(a) and not otherwise defined herein shall have the meanings ascribed to them under COBRA.

         (b) OFM shall comply with all applicable notice and other requirements under the federal Workers Adjustment and Retraining Notification Act (the "WARN Act") and any similar state or local statute with respect to all Arena Employees for the period to and including Closing, and the City shall comply with all applicable notice and other requirements under the WARN Act and any similar state or local statue with respect to all Arena Employees for the period after the Closing.

         (c) No later than ten days before the Closing, the City (or City Designee) shall offer employment to each Arena Employee, except for those employees designated on Schedule 7.9(c) as "Terminated Employees". With respect to each Arena Employee who accepts such employment as of the Closing, the City (or the City Designee, if such employees are employed by the City Designee) shall provide similar compensation and working hours as each such Arena Employee enjoyed immediately prior to the Closing Date and shall maintain such similar compensation and working hours for the 45-day period immediately following the Closing Date. The City (or the City Designee, if such employees are employed by the City Designee) shall also provide group health coverage to each Arena Employee who accepts such employment as of the Closing Date and had group health plan coverage immediately prior to the Closing Date, and shall maintain such coverage for the 45-day period immediately following the Closing Date.

         Section 7.10 Maintenance of Books and Records. The Covanta Parties and the City shall preserve until the fifth anniversary of the Closing Date (or, with respect to OFM, until such time as OFM is liquidated) all records possessed by such Party relating to the Assigned Contracts prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such Party shall provide the other Party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the relevant officers and employees of such Party and (ii) the books of account and records of such Party, but, in each case, only to the extent relating to the Assigned Contracts prior to the Closing Date, and the other Parties and its representatives shall have the right to make copies of such books and records, provided that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party. Such records may nevertheless be destroyed by a Party if such Party sends the other Parties written notice of its intent to destroy records, specifying with reasonable particularity the contents of the records to be destroyed. Such records may then be destroyed after the thirtieth day following delivery of such notice unless the other Parties objects to the destruction, in which case the Party seeking to destroy the records shall either agree to retain such records or to deliver such records to the objecting Party.

         Section 7.11 Survival of Representations and Warranties. No representations or warranties given by the Covanta Parties or by the City in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date.

         Section 7.12 Disclaimer. In entering into this Agreement, the City:

         (a) acknowledges that, except for the specific representations and warranties of the Covanta Parties contained herein, the Covanta Parties and any of their directors, officers, employees, affiliates, controlling Persons, agents, advisors or representatives, shall not make and shall not be deemed to have made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including any estimates, projections, forecasts or other forward-looking information) provided or otherwise made available to the City or any of its directors, officers, employees, affiliates, controlling Persons, agents, advisors or representatives (including in any management presentations, information or offering memorandum, supplemental information or other materials or information with respect to any of the above);

         (b) agrees that the Covanta Parties and their directors, officers, employees, affiliates, controlling Persons, agents, advisors or representatives shall not have any liability or responsibility whatsoever to the City or any of its directors, officers, employees, affiliates, controlling Persons, agents, advisors or representatives on any basis in respect of the specific representations and warranties of the Covanta Parties; and

         (c) has no knowledge of any breach of a representation or warranty of the Covanta Parties made under this Agreement or of any material errors or omissions as of the date hereof.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

         (a) by mutual consent of the Covanta Parties and the City;

         (b) by either the Covanta Parties or the City (provided that any such Party is not then in breach of any provision of this Agreement):

           (i) if the Closing has not occurred prior to January 22, 2004;

          (ii) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or action the Parties hereto shall use their reasonable best efforts to lift or reverse), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

        (iii) if the Bankruptcy Court approves an alternative transaction that is considered "better and higher" to the Covanta Parties, from a financial perspective;

         (c) by the City (provided that the City is not then in breach of any provision of this Agreement):

           (i) if the Approval Order shall not have become a Final Order by December 22, 2003;

          (ii) if either of the Covanta Parties shall be in breach or default with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in this Agreement shall have become inaccurate, if such default, breach or inaccuracy has not been cured (if capable of being cured) or waived within 15 days after written notice to such Covanta Party specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction and such default, breach or misrepresentation would, if not cured, constitute or would reasonably be expected to constitute a Material Adverse Effect, provided that if and to the extent that a misrepresentation consists of the failure to provide information relative to certain facts, circumstances or matters, the provision of the information in question shall not constitute cure if the facts, circumstances or matters previously undisclosed, individually or in the aggregate, constitute or be reasonably expected to constitute a Material Adverse Effect and are not capable of cure and effectively cured within such 15-day period; or

         (iii) if any of the conditions set forth in Sections 3.1 or 3.2 shall have become definitively incapable of fulfillment or cure and shall not have been waived by the City; and

         (d) by the Covanta Parties (provided that no Covanta Party is then in breach of any provision of this Agreement):

           (i) if the City shall be in material default or material breach with respect to the due and timely performance of any of its covenants or agreements contained herein or if its representations or warranties contained in this Agreement shall have become inaccurate in any material respect if such default, breach or inaccuracy has not been cured (if capable of being cured) or waived within 15 days after written notice to the City specifying in reasonable detail such claimed default, breach or inaccuracy and demanding its cure or satisfaction; or

          (ii) if any of the conditions set forth in Sections 3.1 or 3.3 shall have become definitively incapable of fulfillment or cure and shall not have been waived by Covanta.

         Section 8.2 Procedure and Effect of Termination.

         (a) If this Agreement is terminated under Section 8.1, written notice thereof shall forthwith be given to the other Parties to this Agreement and this Agreement shall terminate (subject to the provisions of this Section 8.2) and the transactions contemplated hereby shall be abandoned without further action by any of the Parties hereto.

         (b) If this Agreement is terminated as provided herein, then:

           (i) upon request therefor each Party shall return all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same; and

          (ii) the Parties shall be released from future performance and no Party hereto shall have any liability or further obligation to any other Party resulting from such termination.

(c) The provisions of Article 9 of this Agreement shall survive its termination.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a Party as shall be specified by like notice):

(a) If to the City, to

                           200 South Anaheim Blvd.
                           Anaheim, CA  92805
                           Tel:  714-765-5165
                           Fax:  714-765-5164
                           Attn: David Morgan, City Manager

                           with copies to

                           The City of Anaheim
                           200 South Anaheim Blvd.
                           Anaheim, CA  92805
                           Tel:  714-765-5169
                           Fax:  714-765-5123
                           Attn: Jack White, City Attorney

                           Orrick, Herrington & Sutcliffe, LLP
                           777 South Figueroa Street
                           Suite 3200
                           Los Angeles, CA  90017-5855
                           Tel.: 213-612-2425
                           Fax:  213-612-2499
                           Attention: Eugene J. Carron, Esq.

                           Freeman, Freeman & Smiley, LLP
                           2 Park Plaza, Suite 1245
                           Irvine, CA  92614
                           Tel: 949-252-2708
                           Fax: 949-252-2776
                           Attention: Jill MacGregor Draffin, Esq.

                           and

(b) If to the Covanta Parties, to

                           Covanta Energy Corporation
                           40 Lane Road
                           Fairfield, NJ  07007
                           Tel: 973-882-9000
                           Fax: 973-882-7202
                           Attention: Jeffrey R. Horowitz

                           with copies to

                           Cleary, Gottlieb, Steen & Hamilton
                           1 Liberty Plaza
                           New York, NY
                           Tel: (212) 225-2000
                           Fax: (212) 225-3999
                           Attention: Deborah M. Buell, Esq.
                                      Filip Moerman, Esq.

                           Nixon Peabody LLP
                           401 9th Street, N.W., Suite 900
                           Washington, DC   20004-2128
                           Tel: 202-585-8392
                           Fax: 202-585-8080
                           Attention: William Andrews, Esq.

         Section 9.2 Publicity. No Party to this Agreement shall issue any press release or other publicity concerning the proposed transaction without the prior approval of the other Party, except as otherwise required by Law. Each Party shall provide to the other Party a reasonable opportunity to review any press release or other publicity prior to its issuance.

         Section 9.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.4 Entire Agreement; Assignment. This Agreement (including the Annexes, Schedules and the other documents and instruments referred to herein)

(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof, including any transaction between or among the Parties hereto, provided, however, that the terms of the confidentiality agreement, if any, executed in connection with the City's investigation and due diligence of the Designated Contracts shall survive execution of this Agreement, and (b) shall not be assigned by operation of Law or otherwise.

         Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California without regard to the rules of conflict of Laws of the State of California or any other jurisdiction. Each of the Parties hereto irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the Southern District of New York, including the Bankruptcy Court, for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation therein, and agrees not to plead or claim that such litigation has been brought in an inconvenient forum.

         Section 9.6 Expenses. Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses. The foregoing shall not affect the legal right, if any, that any Party hereto may have to recover expenses from any other Party that breaches its obligations hereunder.

         Section 9.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties hereto.

         Section 9.8 Waiver. At any time prior to the Closing Date, the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

         Section 9.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed by the other Parties hereto.

         Section 9.10 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.11 Representation. Covanta shall represent the Manager for the purposes of this Agreement. Any notice given or communication made to the City on behalf of the Manager by Covanta shall constitute effective notice or communication to the City. Any notice given or communication made by the City to Covanta shall constitute effective notice or communication to the Manager. Any action, approval, or consent by Covanta under or with respect to this Agreement shall bind both Covanta and the Manager. In connection with the transfer of the Designated Contracts and the Transferred Assets to the City, Covanta shall act as agent for any of its direct or indirect subsidiaries who is not a Party and who has any interest in any of the Designated Contracts or the Transferred Assets. Covanta represents that it has the authority to act on behalf of the Manager as provided in this Section 9.11.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Covanta Parties and the City have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                               COVANTA ENERGY CORPORATION


                               By:
                                   ---------------------------------------------
                                      Name:
                                     Title:

                               OGDEN FACILITY MANAGEMENT CORPORATION OF ANAHEIM


                               By:
                                   ---------------------------------------------
                                      Name:
                                     Title:

                               CITY OF ANAHEIM, CALIFORNIA


                               By:
                                   ---------------------------------------------
                                      Name:
                                     Title:

Attest:


By:
     -----------------------------------------------
     Name:  Sheryll Schroeder
     Title: City Clerk

Approved as to Form:


By:
     -----------------------------------------------
     Name:  Jack L. White, Esq.
     Title: City Attorney

                                    Annex A
                                    -------

                                  Definitions

         Unless otherwise defined herein, terms used herein shall have the meanings set forth below:

         "Agreement" means this Termination Agreement, including all Annexes, Exhibits and Schedules hereto, as the same may be amended from time to time in accordance with its terms.

         "Approval Motion" shall have the meaning set forth in Section 7.1(a) hereof.

         "Approval Hearing" shall mean the hearing before the Bankruptcy Court to consider the Approval Motion, as such hearing may be adjourned or otherwise continued.

         "Approval Order" shall have the meaning set forth in Section 7.1(a) hereof.

         "Arena Employee" shall mean any Full-time or Part-time employee, as such terms are defined under applicable federal and state employment Laws, employed by the Manager as of the date hereof.

         "Assigned Contract" shall mean a Designated Contract that is assumed by Manager and assigned to the City or a City Designee under Section 365 of the Bankruptcy Code, as of the Closing.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.6 hereof.

         "Bank Agreement" means the bank agreement dated December 1, 1993, relating to the Certificates of Participation, between CSFB, OFM and the City, as amended and supplemented from time to time.

         "Bankruptcy Code" shall mean title 11 of the United States Code, sections 101-1330.

         "Bankruptcy Court" shall have the meaning set forth in the Recitals hereof.

         "Business Day" means a day on which the major stock exchanges in the United States are open for trading.

         "Certificates of Participation" and "COPS" mean the $126,500,000 City of Anaheim Certificates of Participation Municipal Adjustable Rate Taxable Securities (1993 Arena Financing Project) Evidencing Direct Undivided Fractional Interests of the Owners Thereof in Lease Payments to be made by the City of Anaheim, California, pursuant to that certain Lease Agreement with the Anaheim Public Improvement Corporation, a California non-profit corporation, of which a principal amount of $113,700,000 remains outstanding.

         "Chapter 11 Cases" means the cases commenced by the Covanta Parties on April 1, 2002 under Chapter 11 of the Bankruptcy Code, pending in the Bankruptcy Court under Docket No. 02-40826(CB), jointly administered.

         "City" shall have the meaning set forth in the Preamble hereof.

         "City Council" shall mean the governing body of the City.

         "City Designee" shall mean any entity, including any of the City's direct or indirect subsidiaries that the City may appoint to (i) assume all or certain Assigned Contracts or Assumed Liabilities, (ii) receive all or certain Transferred Assets, or (iii) employ all or certain Arena Employees on the Closing Date, and which does assume such Assigned Contracts and Assumed Liabilities, receive such Transferred Assets, or employ such Arena Employees, subject to satisfaction of the requirements of Section 365 of the Bankruptcy Code including the provision of adequate assurances for future performance.

         "City Payable" shall mean an amount of $177,417.00.

         "Closing" shall have the meaning set forth in Section 4.1 hereof.

         "Closing Date" shall have the meaning set forth in Section 4.1 hereof.

         "Closing Statement" shall have the meaning set forth in Section 2.3(c) hereof.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Contract" means any agreement, contract, commitment, or other binding arrangement or understanding, whether written or oral.

         "COPS Letter of Credit" means the $127,975,833.33 letter of credit, as periodically adjusted, issued by CSFB in favor of The Bank of New York, in connection with the COPS Transaction.

         "COPS Financing Documents" shall have the meaning ascribed to it in the glossary to the Leasehold Transaction documents.

         "COPS Transaction" shall have the meaning set forth in the Recitals hereof.

         "Covanta" shall have the meaning set forth in the Preamble hereof.

         "Covanta Parties" shall have the meaning as set forth in the Preamble hereof.

         "CSFB" shall have the meaning set forth in the Recitals hereof.

         "Cure Costs" means any amounts payable as contemplated in Section 2.5 hereof.

         "Current Assets" shall mean cash, consigned tickets, net accounts receivable, prepaid expenses (including, but not limited to, prepaid insurance), prepaid Disney commissions and other assets, as set forth on Schedule 2.3(a)-1.

         "Current Liabilities" shall mean accounts payable (excluding all accounts payable that arose, or relate to periods, prior to April 1, 2002, but including the City Payable and possessory interest tax payable), accrued expenses, unearned ticket revenue, unearned premium revenue and other current liabilities, as set forth in, and derived from Schedule 2.3(a)-1.

         "Designated Contracts" shall have the meaning set forth in Section 2.4(a) hereof.

         "DIP Financing" shall mean the credit facility entered into between Covanta, OFM and their related subsidiaries who have filed for bankruptcy protection and certain financial institutions pursuant to the Debtor-In-Possession Credit Agreement dated April 1, 2002.

         "DIP Lenders" shall mean the Lenders under the DIP Financing, as defined therein.

         "Dollars" or "$" means dollars of the United States of America.

         "Employee Compensation" shall have the meaning set forth in Section
5.10 hereof.

         "Escrow" shall have the meaning set forth in section 2.2 hereof.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.7 hereof.

         "Facility" shall have the meaning set forth in the Recitals hereof.

         "FICA" shall mean the taxes imposed by the U.S. Internal Revenue Service on employees and employers under the Federal Insurance Contributions Act.

         "Final Closing Statement" shall have the meaning set forth in Section 2.3(f) hereof.

         "Final Order" means the version of the Approval Order that shall have become final and entered by the Bankruptcy Court as contemplated by Section 7.1 hereof.

         "FUTA" shall mean the taxes imposed by the U.S. Internal Revenue Service on employers under the Federal Unemployment Tax Act.

         "Governmental Authority" means any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof, provided, in each case, that the relevant action in any given circumstance has the force of Law, or any federal, state, local or foreign court, tribunal or arbitrator of competent jurisdiction (including the Bankruptcy Court).

         "Independent Auditor" shall mean PricewaterhouseCoopers or another independent auditor with arbitration experience mutually agreeable to the Parties.

         "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule, regulation or guidelines (including those of self-regulatory organizations such as the New York Stock Exchange and the National Association of Securities Dealers, Inc.).

         "Leasehold Documents" shall mean the Operative Documents as defined in the glossary to the Leasehold Transaction documents.

         "Leasehold Letters of Credit" shall mean the Debt Letter of Credit and the Equity Letter of Credit collectively, each as defined in the Leasehold Documents.

         "Leasehold Participants" shall have the meaning set forth in the Recitals hereof.

         "Leasehold Transaction" shall have the meaning set forth in the Recitals hereof.

          "Liability" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

         "Lien" means any security, interest, lien, charge, mortgage, deed, assignment, pledge, hypothecation, claim, encumbrance, easement, restriction or interest of another Person of any kind or nature.

          "Management Agreement" shall have the meaning set forth in the Recitals hereof.

         "Manager" shall have the meaning set forth in the Preamble hereof.

         "Material Adverse Effect" means (a) any event, change, conditions or matters in respect of the Designated Contracts that, individually or in the aggregate, result in or would be reasonably expected to result in a material adverse effect on the business, results of operations, assets, condition (financial or otherwise) of the Designated Contracts taken as a whole, excluding any such effect to the extent resulting from or arising in connection with (i) the filing of the Chapter 11 Cases, (ii) macro-economic changes or general market-related changes unless the Designated Contracts are affected by such changes in a manner that is substantially disproportionate when compared with competitive or peer businesses, or (iii) the conditions of the Facility that are commonly referred to by the Parties as the "chilled pipes issue"; or (b) any events, conditions or matters that would have a material adverse effect on the legality, validity or enforceability of this Agreement and the agreements and instruments to be entered into in connection herewith, the consummation of the transactions contemplated hereby, or the realization of the rights and remedies hereunder.

         "Mighty Ducks Agreement" shall mean the agreement dated February 24, 1993 between OFM and Anaheim Sports, Inc., formerly Disney Sports Enterprises Inc., as amended or supplemented as follows:

               1. March 31, 1993 First Amendment between OFM and Anaheim Sports, Inc.

               2. June 15, 1993 Letter regarding the Use of Complimentary Suites and Club Seats, from Tony Tavares to Brad Mayne.

               3. September 15, 1993 Standard Operating Procedures (as may be modified from time to time), pursuant to Section 16(c) of the Mighty Ducks Agreement.

               4. July 2, 1994 Letter Agreement regarding the Bronze Club Seat Program, from Brad Mayne to Andy Roundtree.

               5. April 29, 1999 Letter Agreement regarding All-Event Silver Club "West" Seats and Revitalized Sports Pack, from Spencer Neumann to Tim Ryan.

               6. May 26, 1999 Letter Agreement regarding the sale and packaging of seats in Sections 310-317, from Spencer Neumann to Tim Ryan.

               7.   July 12, 1999 Letter Agreement regarding
                    Advertising/Sponsorship Issues, from Rick Schlesinger to Tim Ryan.

               8. October 15, 2001 Letter Agreement regarding Licensing of Luxury Boxes, from Larry Cohen to Tim Ryan.

               9. March 7, 2002 Letter regarding the Benchmark Standard from Rick Schlesinger to Tim Ryan.

               10.  August 14, 2001 Letter Agreement regarding
                    Advertising/Sponsorship engaging The Cabana Group LLC as agent, from Rick Schlesinger to Tim Ryan.

               11. February 10, 2003 Agreement regarding Licensing of Luxury Boxes, from Bruce Carter to Tim Ryan.

               12. August 27, 2003 Letter Agreement regarding LED Purchase and Revenue Sharing, from Al Coates to Tim Ryan.

         "Mutual Release" shall have the meaning set forth in Section 2.1(a) hereof.

         "Net Working Capital" shall mean Current Assets minus Current Liabilities.

         "New City Financing" shall mean the bond issue in an estimated principal amount of no more than $45,000,000.00, to be carried out pursuant to the following documents:

               1. Amended and Restated Lease Agreement dated as of December 1, 2003 by and between the Anaheim Public Financing Authority, a public entity of the State of California (the" Authority"), as lessor, and the City, as lessee, as the same may be amended and supplemented;

               2. Amended and Restated Site and Facility Lease dated as of December 1, 2003 by and between the City, as lessor, and the Authority, as lessee, as the same may be amended and supplemented; and

               3. Indenture of Trust dated as of December 1, 2003 by and between the Authority and BNY Western Trust Company, as the same may be amended and supplemented.

          "OFM" shall have the meaning set forth in the Preamble hereof.

         "Ogden Agreement" shall mean the Ogden Agreement related to the Leasehold Transaction, as such agreement is defined in the glossary to the Leasehold Transaction.

         "Ogden Guaranty" shall mean the Ogden Guaranty related to the Leasehold Transaction, as such agreement is defined in the glossary to the Leasehold Transaction.

         "Participation Agreement" shall mean the Participation Agreement related to the Leasehold Transaction, as such agreement is defined in the glossary to the Leasehold Transaction.

         "Party" or "Parties" are those Persons listed in the first paragraph of this Agreement.

         "Permitted Liens" means any non-material Liens on non-material Designated Contracts and Liens that will be released before or on Closing.

         "Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or individual.

         "Pre-Closing Statement" shall have the meaning set forth in Section 2.3(a) hereof.

         "Reference Balance Sheet" shall have the meaning set forth in Section 2.3(a) hereof.

         "Reimbursement Amount" shall mean $40,000,000, subject to adjustment as provided in Section 2.3 hereof.

         "Reimbursement Claim" shall mean the claim CSFB has against the Covanta Parties resulting from a draw on the COPS Letter of Credit, pursuant to Section III.B of the Bank Agreement.

         "Reimbursement Payment" shall have the meaning set forth in Section 2.2 hereof.


         "Rejected Contracts" shall have the meaning set forth in Section 2.1(a) hereof.

         "Resolution Period" shall have the meaning set forth in Section 2.3(d) hereof.

         "Schedule 2.4(a) Contracts" shall have the meaning set forth in Section 2.4(a) hereof.

         "Schedules" means the schedules hereto.

         "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any other country or by any state, municipality, subdivision or instrumentality of the United States or of any other country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Terminated Employees" shall have the meaning set forth in Section 7.9(b) hereof.

         "Transferred Assets" shall have the meaning set forth in the Recitals hereof.

         "Undisclosed Contract" shall have the meaning set forth in Section 2.4(b) hereof.

         "WARN Act" shall have the meaning set forth in Section 7.9(b) hereof.

                                    Annex B
                                    -------

                             Form of Mutual Release

         This Management Agreement Mutual Release dated as of December o, 2003 (the "Release"), is made by and between Covanta Energy Corporation, a Delaware corporation ("Covanta"), Ogden Facility Management Corporation of Anaheim, a California corporation (the "Manager" and together with Covanta, the "Covanta Parties"), the City of Anaheim, a municipality incorporated in the State of California (the "City"), and Anaheim Public Improvement Corporation, a California corporation (together with the City, the "City Parties".

         Reference is made to the Second Amended and Restated Arena Management Agreement dated December 1, 1993 between the Manager and the City, as amended or supplemented from time to time (the "Management Agreement"), the Termination Agreement dated as of November 5, 2003 by and between the Covanta Parties and the City (the "Termination Agreement"), and the Final Order entered by the Bankruptcy Court approving the transactions contemplated in the Termination Agreement, dated as of December [4], 2003.

         All capitalized terms not defined herein shall have the meaning attributed to them in the Termination Agreement.

         Pursuant to Section 4.2(a) of the Termination Agreement, the Covanta Parties and the City have terminated the Management Agreement effective as of the date hereof. As required under the terms of the Termination Agreement, the Covanta Parties and the City Parties hereby enter into this Release, and release each other irrevocably, definitively and unconditionally from any and all obligations or liabilities, known or unknown, actual or contingent, under or in connection with the Management Agreement (excluding the Termination Agreement). Each of the Covanta Parties and the City Parties hereby waives and relinquishes any rights, benefits and claims, known or unknown, actual or contingent, it may have against the other Party under the Management Agreement (excluding the Termination Agreement).

         Furthermore, each of the Covanta Parties and the City Parties acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Each of the Covanta Parties and the City Parties waives and relinquishes any and all rights and benefits which it may have under, or which may be conferred upon it by, the provisions of Section 1542 of the California Civil Code, to the fullest extent that it may lawfully waive such rights or benefits pertaining to the subject matter of this agreement.

         Each of the parties hereto shall execute from time to time any other agreements or documents as may be necessary to give effect to this Release. All terms of this Release shall necessarily also apply to any and all of the Covanta Parties' and the City's officials (whether elected or appointed), directors, employees, and agents and their respective successors and assigns.

         IN WITNESS WHEREOF, the Covanta Parties and the City Parties have caused this Release to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

COVANTA ENERGY CORPORATION                      CITY OF ANAHEIM, CALIFORNIA


By:                                             By:
     -----------------------------------           -----------------------------
     Name:                                      Name:
     Title:                                     Title:


                                                Attest:
                                                       -------------------------
                                                Name:  Sheryll Schroeder
                                                Title: City Clerk


                                                Approved as to Form:
                                                                    ------------

                                                Name:  Jack L. White, Esq.
                                                Title: City Attorney


OGDEN FACILITY MANAGEMENT                       ANAHEIM PUBLIC IMPROVEMENT
     CORPORATION OF ANAHEIM                          CORPORATION


By:                                             By:
     -----------------------------------           -----------------------------

     Name:                                      Name:
     Title:                                     Title

                                  Schedule 1A
                                  -----------

                               Transferred Assets

Equipment

1.  All security cameras
2.  Basketball goals
3.  Currency counter
4.  Fire alarm covers
5.  Security clock
6.  Radios
7.  GTE customer network
8.  Adjustable chrome racks
9.  Contractor saws / blades
10. Roller hockey
11. All parking radios
12. All photocopiers
13. Vomitory curtains
14. Janitorial supplies
15. Cyber lights
16. All computer equipment and software licenses

Furniture and Fixtures

1.  All stage curtains
2.  All modular panel systems
3.  All vomitory curtains
4.  Tile for bathroom repairs
5.  Television monitor
6.  All televisions and cabinets
7.  Credenza
8.  Soccer offices
9.  Partitions for soccer offices
10. All office furniture
11. All storage cabinets

                                  Schedule 2.1
                                  ------------

                            Per se Rejected Contracts

1.  Management Agreement.

2. Arena Concessions Agreement between OFM and Aramark Entertainment, Inc. (f/k/a Ogden Entertainment, Inc.), dated April 1, 1993, as amended and supplemented from time to time.

3. Booking Agreement between OFM and Nederlander Anaheim, Inc., dated November 13, 2000.

4. Stage work contract between Hirsh Entertainment Group (a/k/a L.A. Stagecall) and OFM, originally dated June 1, 1996, and as amended from time to time.

5. Personnel Services contract between Staff Pro Inc. and OFM, dated November 30, 2001.

                               Schedule 2.3(a)-1
                               -----------------

                         Form of Pre-Closing Statement

    Current Assets
    ---------------
     Cash                                                       $ o
     Consigned Tickets                                            o
     Accounts Receivable, net                                     o
     Prepaid Expenses                                             o
     Prepaid Disney Commissions                                   o
     Other Assets                                                 o
                                                                ---
      Total Current Assets                                      $ o

    Current Liabilities
    --------------------
     Accounts Payable (excluding all accounts payable that arose prior to April 1, 2002 but including the City Payable and posessory interest tax payable) and Accrued Expenses $o

     Unearned Ticket Revenue                                      o
     Unearned Premium Revenue                                     o
     Other Current Liabilities                                    o
                                                                 ---
      Total Current Liabilities                                  $o

                                Schedule 2.3(a)-2
                                -----------------

                             Reference Balance Sheet

                                         Unaudited
                                          February
                                        2003 Actual
                                        -----------
Assets
------
Current Assets
 Cash                                    $ 9,432
 Consigned Tickets                            47
 Accounts Receivable, net                  1,757
 Prepaid Expenses                            186
 Prepaid Disney Commissions                2,301
 Other Assets                                200
                                         -------
  Total Current Assets                   $13,923
Fixed Assets
 Parking Lot Rights                      $ 2,827
 Leasehold Improvements (net)                 44
 Furniture, Fixtures, and Equipment           --
                                         -------
  Total Fixed Assets                     $ 2,871
                                         -------
Total Assets                             $16,794
                                         =======

                               Schedule 2.3(a)-2
                               -----------------

                     (Reference Balance Sheet - continued)

                                             Unaudited
                                             February
                                            2003 Actual
                                            -----------
Liabilities
Current Liabilities
 Accounts Payable (excluding all
accounts payable that arose prior
to April 1, 2002 but including the
City Payable and posessory interest
tax payable) and Accrued Expenses            $  1,404

 Due to Affiliates                              5,311

 Interest Payable                               3,359

 Finance Charges Payable                        1,394

 Working Capital Payable                        2,547

 Working Capital Interest Payable                  18

 Unearned Ticket Revenue                        5,286

 Unearned Premium Revenue                       5,048

 Other Current Liabilities                        110
                                             --------
  Total Current Liabilities                  $ 24,477

 Repairs and Maintenance Fund                $   (186)

 City Shortfall Account                         7,500

 Manager Shortfall Payable                     23,215

 City Shortfall - Parking Lot                   1,926

 Manager Shortfall - Parking Lot                1,926

 LT Working Capital Interest Payable            2,084
                                             --------
  Long-Term Liabilities                      $ 36,465

Total Liabilities                            $ 60,942

Retained Earnings                            $(44,148)

                                             --------
Total Liabilities and Retained Earnings      $ 16,794
                                             ========

                                Schedule 2.3(c)
                                ---------------

                           Form of Closing Statement

       Current Assets
        Cash                                                        $o
        Consigned Tickets                                            o
        Accounts Receivable, net                                     o
        Prepaid Expenses                                             o
        Prepaid Disney Commissions                                   o
        Other Assets                                                 o
                                                                    --
         Total Current Assets                                       $o

       Current Liabilities
        Accounts Payable (excluding all accounts payable that arose prior to April 1, 2002 but including the City Payable and posessory interest tax
       payable) and Accrued Expenses                                $o
        Unearned Ticket Revenue                                      o
        Unearned Premium Revenue                                     o
        Other Current Liabilities                                    o
                                                                    --
         Total Current Liabilities                                  $o

                                Schedule 2.4(a)
                                ---------------

             Manager's Executory Contracts Eligible for Assignment

License Contracts:
Counter Party/Name of Contract                                                  Date of Execution    Cure costs
1.       City of Anaheim (County Sheriff Lot Sublicense Agreement)                  14-Jun-03           $0.00
2.       City of Anaheim (17-Acre Sublicense Agreement)                               1993              $0.00
3.       City of Anaheim (Amendment to Sublicense Agreement)                        6-Jun-95            $0.00
4.       Lewis R. & Judith E. Schmid (Katella Maintenance Yard Letter
                                           Agreement)                               1-May-95            $0.00
5.       Lewis R. & Judith E. Schmid (Sub-Sublease Agreement)                       1-May-95            $0.00

Operational Contracts:
Counter Party/Name of Contract                                                  Date of Execution    Cure costs
1.       GTE Customer Networks Inc. (now Verizon)                                   13-Nov-92           $0.00
2.       GTE Customer Networks Inc. (now Verizon)                                   12-Dec-92           $0.00
3.       Ticketmaster (and amendments)                                              24-Dec-92           $0.00
4.       Mighty Ducks Agreement                                                     24-Feb-93           $0.00
  a.     First Amendment to Letter Agreement                                        31-Mar-93
  b.     Letter Agreement re:  Use of Complimentary Suites and
                  Club Seats                                                        15-Jun-93
  c.     Standard Operating Procedures for Mighty Ducks Agreement
                  (with City of Anaheim Endorsement )                               7-Dec-93
  d.     Letter Agreement re:  Bronze Club Seat Program                             2-Jul-94
  e.     Letter Agreement re:  Sports Pack Seats                                    29-Apr-99
  f.     Letter Agreement re:  Sports Pack Seats                                    26-May-99
  g.     Letter Agreement re:  Advertising/Sponsorship Issues                       12 Jul-99
  h.     Letter Agreement re:  The Cabana Group LLC                                14 Aug- 01
  i.     Letter Agreement re:  Licensing of Luxury Boxes                            15-Oct-01
  j.     Letter Agreement re:  Benchmark Standard (The Staples Center)              7-Mar-02
  k.     Letter Agreement re:  Licensing of Luxury Boxes                            10-Feb-03
  l.     Letter Agreement re: LED Purchase and Revenue Sharing                      2-Jul-03
5.       Consent, Traffic and Parking and Non-Disturbance and Attornment
         Agreement (as amended)                                                     26-Feb-93           $0.00
6.       Dover Elevator Company                                                     1-Jun-94            $0.00
7.       South Shore Building Services Inc                                          24-Apr-97           $0.00
8.       Loomis, Fargo & Co                                                         1-Nov-97            $0.00
9.       Standard American Sweeping                                                 1-Aug-98            $0.00
10.      AT&T                                                                       20-Aug-98           $0.00
11.      City of Anaheim (Douglass St. Guard Railing Encroachment Agreement)        1-Oct-98            $0.00
12.      National Mobile Television                                                 1-Oct-98            $0.00
13.      Non-Disturbance and Attornment Agreement (LILO)                            6-Jan-99            $0.00
14.      JMG Security                                                               19-Feb-99           $0.00
15.      Radical Entertainment                                                      6-Apr-99            $0.00
16.      IKON Solutions                                                             22-May-99           $0.00
17.      Adelphia Cable (cf. Sponsorship Agreement)                                 31-Aug-99           $0.00
18.      PCS Internet Inc                                                           1-Oct-00            $0.00
19.      Ford Motor Credit Corp (vehicle lease)                                     20-Nov-00           $0.00
20.      Electronic Arts                                                            4-Apr-01            $0.00
21.      ArenaNetwork                                                               6-Apr-01            $0.00
22.      Automobile Club of Southern California                                     1-Aug-01            $0.00
23.      Sony Computer Entertainment                                                1-Aug-01            $0.00
24.      Mike Milidonis                                                             27-Aug-01           $0.00
25.      Air Conditioning Automation                                                1-Sep-01            $0.00

                                Schedule 2.4(a)
                                ---------------

      (Manager's Executory Contracts Eligible for Assignment - continued)

Event Contracts:
Counter Party/Name of Contract                                                  Date of Execution    Cure Costs
1.       Irvin Feld and Kenneth Feld Productions as amended
            (Ringling Bros. Circus) [under renegotiation]                           4-Jun-93            $0.00
2.       Ringling Bros.- Barnum & Bailey Combined Shows Inc.-Lease Agreement,
         as amended. (Disney on Ice)                                                29-Nov-93           $0.00
3.       Ringling Bros.- Barnum & Bailey Combined Shows Inc.-Lease Agreement,
         as amended. (Disney on Ice)                                                7-Feb-00            $0.00

Sponsorship Contracts:
Counter Party/Name of Contract                                                  Date of Execution    Cure costs
1.       Ticket Master with Amendments (cf. Operation Contracts)                    24-Dec-92           $0.00
2.       Adelphia Cable Sponsorship (cf. Operational Contracts)                     31-Aug-99           $0.00
3.       J&J Snack Foods                                                            1-Mar-01            $0.00

Seat Agreements:
Counter Party/Name of Contract                                                  Date of Execution    Cure costs
1.       Anaheim Hilton & Towers (Seat Agreement)                                   1-Jun-99            $0.00
2.       Dr. Richard Fukumoto (Seat Agreement)                                      1-Jun-99            $0.00
3.       Fortifiber Corporation (Seat Agreement)                                    1-Jun-99            $0.00
4.       Joe's Garage (Seat Agreement)                                              1-Jun-99            $0.00
5.       Kihong Kwon (Seat Agreement)                                               1-Jun-99            $0.00
6.       L.E. Duncan (Seat Agreement)                                               1-Jun-99            $0.00
7.       Osterkamp Trucking  (Seat Agreement)                                       1-Jun-99            $0.00
8.       Platinum Capital Group  (Seat Agreement)                                   1-Jun-99            $0.00
9.       Stanwall Corp  (Seat Agreement)                                            1-Jun-99            $0.00
10.      Turelk Inc  (Seat Agreement)                                               1-Jun-99            $0.00
11.      Revenue Enhancement Group  (Seat Agreement)                                16-Jun-99           $0.00
12.      John Oden/Mike Steger  (Seat Agreement)                                    1-Jul-99            $0.00
13.      Gabriel Container Co  (Seat Agreement)                                     1-Aug-99            $0.00
14.      Adelphia (Part of sponsorship agreement)                                   31-Aug-99           $0.00
15.      Tom's Truck Center  (Seat Agreement)                                       31-Aug-99           $0.00
16.      Word & Brown  (Seat Agreement)                                             1-Jan-00            $0.00
17.      Hanson Aggregates  (Seat Agreement)                                        16-Jun-00           $0.00
18.      Anaheim Marriott  (Seat Agreement)                                         19-Jun-00           $0.00
19.      Ed Ruzak & Assoc.  (Seat Agreement)                                        19-Jun-00           $0.00
20.      Ivan Turpin, MD                                                            19-Jun-00           $0.00
21.      Shugart (Seat Agreement)                                                   19-Jun-00           $0.00
22.      Walter Froemke (Seat Agreement)                                            19-Jun-00           $0.00
23.      Jax Market  (Seat Agreement)                                               19-Jun-00           $0.00
24.      American Bolt  (Seat Agreement)                                            19-Jul-00           $0.00
25.      Stainless Steel Fabricators  (Seat Agreement)                              20-Jul-00           $0.00
26.      Sully Miller  (Seat Agreement)                                             1-Aug-00            $0.00
27.      Air Control Systems  (Seat Agreement)                                      12-Sep-00           $0.00
28.      Robert Mondavi Winery  (Seat Agreement)                                    1-Oct-00            $0.00
29.      Part of AD Coca-Cola  (Seat Agreement)                                     23-Oct-00           $0.00
30.      Gavina & Sons  (Seat Agreement)                                            7-Nov-00            $0.00
31.      Clement Calvillo  (Seat Agreement)                                         1-Jan-01            $0.00
32.      Kelloggs Company  (Seat Agreement)                                         4-Apr-01            $0.00
33.      Universal Alloy Corporation  (Seat Agreement)                              16-Jun-01           $0.00
34.      Bill Podlich (Seat Agreement)                                              19-Jun-01           $0.00
35.      Mark Morena  (Seat Agreement)                                              19-Jun-01           $0.00
36.      Patrick Burns  (Seat Agreement)                                            19-Jun-01           $0.00
37.      Southern Wine & Spirits  (Seat Agreement)                                  19-Jun-01           $0.00
38.      Spicers Paper Company  (Seat Agreement)                                    19-Jun-01           $0.00
39.      Universal Health Services  (Seat Agreement)                                19-Jun-01           $0.00
40.      V and M Restoration Inc.  (Seat Agreement)                                 19-Jun-01           $0.00
41.      Elma Payton  (Seat Agreement)                                              1-Jul-01            $0.00
42.      College Hospital Costa Mesa  (Seat Agreement)                              1-Jul-01            $0.00
43.      Rick Gaulden  (Seat Agreement)                                             1-Jul-01            $0.00
44.      Ringler Associates  (Seat Agreement)                                       1-Jul-01            $0.00
45.      St. Johns Knits Inc  (Seat Agreement)                                      1-Jul-01            $0.00
46.      The Traut & Aitken Law Firm  (Seat Agreement)                              1-Jul-01            $0.00
47.      Trilogy Financial Services Inc  (Seat Agreement)                           2-Jul-01            $0.00
48.      Southern California Gas Co  (Seat Agreement)                               16-Jul-01           $0.00
49.      Alco Magazine Dist  (Seat Agreement)                                       1-Aug-01            $0.00
50.      Mission Foods  (Seat Agreement)                                            1-Aug-01            $0.00
51.      Montebello Container Co  (Seat Agreement)                                  1-Aug-01            $0.00
52.      Pasternack Enterprises  (Seat Agreement)                                   1-Aug-01            $0.00
53.      Boeing Company  (Seat Agreement)                                           1-Sep-01            $0.00
54.      Chicago Title Company  (Seat Agreement)                                    1-Sep-01            $0.00
55.      Weyerhaeuser  (Seat Agreement)                                             1-Sep-01            $0.00
56.      Part of AD Anheuser-Busch, Inc  (Seat Agreement)                           1-Oct-01            $0.00
57.      Jim Hicks  (Seat Agreement)                                                1-Oct-01            $0.00
58.      Michaelson Connor & Bouling  (Seat Agreement)                              1-Nov-01            $0.00
59.      Advantage Sales & Marketing  (Seat Agreement)                              1-Jan-02            $0.00
60.      Manheim Auctions  (Seat Agreement)                                         1-Jan-02            $0.00
61.      San Diego Erosion Control  (Seat Agreement)                                1-Jan-02            $0.00
62.      TruGreen LandCare  (Seat Agreement)                                        1-Jan-02            $0.00
63.      Beech Street Corp.  (Seat Agreement)                                       28-Jan-02           $0.00
64.      Frize Corporation (Seat Agreement)                                         1-Mar-02            $0.00
65.      Kaiser Permanente  (Seat Agreement)                                        1-Mar-02            $0.00

                                Schedule 2.4(a)
                                ---------------

      (Manager's Executory Contracts Eligible for Assignment - continued)

Suite Agreements:
Counter Party/Name of Contract                                                  Date of Execution   Cure costs
66.      Arrowhead (Part of sponsorship agreement)                                  23-Sep-96           $0.00
67.      William Pochirowski (Suite Agreement)                                      24-Apr-97           $0.00
68.      Irvine Medical (Suite Agreement)                                           1-Aug-98            $0.00
69.      Pacific Care  (Suite Agreement)                                            16-Jun-99           $0.00
70.      Remedytemp, Inc. (Suite Agreement)                                         16-Jun-99           $0.00
71.      Beckman Coulter (Suite Agreement)                                          19-Jun-99           $0.00
72.      Dr. Michael Cornfield, DPM, Linda Bauermeister,
         Stephanie Kurz (Suite Agreement)                                           1-Aug-99            $0.00
73.      Gordon Automotive Group (Suite Agreement)                                  22-Mar-00           $0.00
74.      Alan Jarrick, Jon Feder, Alliance Imaging,
         Robert Benson (Suite Agreement)                                            22-May-00           $0.00
75.      IMPAC Funding Corporation (Suite Agreement)                                1-Jun-00            $0.00
76.      Nederlander (Suite Agreement)                                              5-Jun-00            $0.00
77.      E.T. Horn Company (Suite Agreement)                                        16-Jun-00           $0.00
78.      T. Randall Bryan (Suite Agreement)                                         19-Jun-00           $0.00
79.      Adams Steel and Kinsbursky Brothers (Suite Agreement)                      29-Jul-00           $0.00
80.      FCB Southern California, Outdoor Dimensions, American Racing,
             Glenn Miller Films, New Homes Magazine, DGWB Advertising,
             Liberty Capital Management (Suite Agreement)                           1-Aug-00            $0.00
81.      Del Taco (Suite Agreement)                                                 1-Sep-00            $0.00
82.      The Heritage Escrow Company (Suite Agreement)                              13-Nov-00           $0.00
83.      Emery, Inc (Suite Agreement)                                               20-Nov-00           $0.00
84.      Tarsadia (Suite Agreement)                                                 15-Mar-01           $0.00
85.      Marriott Vacation Club International (Suite Agreement)                     1-Apr-01            $0.00
86.      Onyx Acceptance Corporation (Suite Agreement)                              1-Apr-01            $0.00
87.      County Financial Services (Suite Agreement)                                16-Jun-01           $0.00
88.      Kwikset (Suite Agreement)                                                  16-Jun-01           $0.00
89.      Golden State Foods (Suite Agreement)                                       17-Jun-01           $0.00
90.      Fisher Printing, Inc. and Smurfit Newsprint (Suite Agreement)              18-Jun-01           $0.00
91.      Perricone Insurance (Suite Agreement)                                      19-Jun-01           $0.00
92.      People's Choice Home Loan (Suite Agreement)                                6-Jul-01            $0.00
93.      Straub Distribution Company (Suite Agreement)                              1-Aug-01            $0.00
1.       Ganis Credit Corporation (Suite Agreement)                                 1-Sep-01            $0.00
94.      Toshiba America Information Systems, Inc (Suite Agreement)                 1-Oct-01            $0.00
95.      UPS (Part of sponsorship)                                                  1-Oct-01            $0.00
96.      Class Leasing (Suite Agreement)                                            1-Nov-01            $0.00
97.      Ameriquest Mortgage Company (Suite Agreement)                              1-Mar-02            $0.00
98.      City of Anaheim (Suite Agreement)                                             N/A              $0.00
99.      City of Anaheim (Suite Agreement)                                             N/A              $0.00
100.     Ogden Facility Management (Suite Agreement)                                   N/A              $0.00

* - OFM not party to contract.

Mighty Ducks Hockey Club, Anaheim
Sports, Inc., or Ogden Entertainment
Services, Inc. is signatory.

                                 Schedule 2.4(c)
                                 ---------------

                Post-Petition Ordinary Course Executory Contracts

Operational Contracts:
Counter Party/Name of Contract                                                           Date of Execution
1.       KCAL (Fight Night)                                                                  26-Feb-02
2.       LA Times (cf. Sponsorship contract)                                                 17-Mar-03
3.       XBOX (Microsoft)                                                                    14-Nov-02
4.       Event Medical Services                                                              21-Jan-03
5.       Orange County Register Advertising Dollar Volume Contract                           30-Jan-03
6.       Gerard Sports Marketing, LLC                                                        1-Mar-03
7.       DBS Photography Inc                                                                 1-Apr-03
8.       KCAL (Fight Night) - extends previous contract                                      28-Jul-02
9.       Moreno Valley Lawn Maintenance                                                      10-Jun-03
10.      SBC                                                                                 3-Oct-03

Miscellaneous
Counter Party/Name of Contract                                                           Date of Execution
1.       Pacific Insurance Company, Ltd. (Earth Movement and Flood Insurance,
         Policy # ZG 0024108)                                                                8-Oct-03
2.       ACE American Insurance Company (Workers Compensation Insurance,
         General Liability Insurance, Auto Insurance, Binder # 10102003)                     20-Oct-03
3.       Zurich North America (Property Damage and Business Income Insurance)
            (Policy # ERP 9376595-00                                                         20-Oct-03
4.       Westchester Surplus Lines Insurance Co. (Earth Movement and Flood Insurance,
             Policy # I2 06 53 70 A)                                                         20-Oct-03

Event Contracts:
Counter Party/Name of Contract                                                           Date of Execution
1.       Tom Collins Enterprises Inc                                                         1-Jul-02
2.       John Wooden Classic                                                                 10-Dec-02
3.       Orange County Register, Event/venue agreement                                       1-Mar-03
4.       World Wrestling Entertainment                                                       5-Sep-03

Sponsorship Contracts:
Counter Party/Name of Contract                                                           Date of Execution
1.       K&D Graphics                                                                        1-Dec-02
2.       LA Times (cf. Operational contract)                                                 17-Mar-03
3.       Moreno Valley Lawn Maintenance (cf. Operational Contract)                           10-Jun-03
4.       Burke Williams Day Spa                                                              27-Jun-03
5.       HOOTERS Restaurant (Fight Night)                                                    4-Aug-03
6.       Freedom Orange County Information                                                   1-Oct-03

                                 Schedule 2.4(c)
                                 ---------------

        (Post-Petition Ordinary Course Executory Contracts - continued)

Seat Agreements:
Counter Party/Name of Contract                                                           Date of Execution
1.       James & Leslie Davidson  (Seat Agreement)                                           1-May-02
2.       Mike Thompson RV  (Seat Agreement)                                                  1-May-02
3.       Pam Doodridge  (Seat Agreement)                                                     1-May-02
4.       Bordier's Nursery  (Seat Agreement)                                                 1-Jun-02
5.       Dr. Allan Sheridan  (Seat Agreement)                                                5-Jun-02
6.       Apria Health Care  (Seat Agreement)                                                 19-Jun-02
7.       B.C. I. Framing & Drywall (Seat Agreement)                                          19-Jun-02
8.       Claim Jumper Restaurant  (Seat Agreement)                                           19-Jun-02
9.       D. M. Steele  (Seat Agreement)                                                      19-Jun-02
10.      Johnson-Peltier  (Seat Agreement)                                                   19-Jun-02
11.      Lyle Parks Jr  (Seat Agreement)                                                     19-Jun-02
12.      Ram Mudiyam  (Seat Agreement)                                                       19-Jun-02
13.      VIP Transport (Seat Agreement)                                                      19-Jun-02
14.      Williams Medical Company  (Seat Agreement)                                          19-Jun-02
15.      Gary Hendricks/Intertate Specialty  (Seat Agreement)                                1-Jul-02
16.      Harbor Distributing LLC  (Seat Agreement)                                           1-Jul-02
17.      Information Technology RES  (Seat Agreement)                                        1-Jul-02
18.      Dow Diversified Inc  (Seat Agreement)                                               2-Jul-02
19.      Kenwood USA Corp  (Seat Agreement)                                                  2-Jul-02
20.      Dio Ross Publications  (Seat Agreement)                                             2-Jul-02
21.      Sunstone Systems Int'ls  (Seat Agreement)                                           19-Jul-02
22.      CAM Steel Company Inc  (Seat Agreement)                                             1-Aug-02
23.      Hawaiian Air Corp  (Seat Agreement)                                                 1-Aug-02
24.      Heritage Foods  (Seat Agreement)                                                    1-Aug-02
25.      Jeffrey Elumba  (Seat Agreement)                                                    1-Aug-02
26.      Ruth Kane  (Seat Agreement)                                                         1-Aug-02
27.      Trans Marine Navigation  (Seat Agreement)                                           1-Aug-02
28.      Chapman Western Medical Center SA  (Seat Agreement)                                 1-Aug-02
29.      Western Tube & Conduit  (Seat Agreement)                                            1-Aug-02
30.      John A. McLuckey (Seat Agreement)                                                   1-Aug-02
31.      FT Valley Regional Hospital  (Seat Agreement)                                       15-Aug-02
32.      Aire Masters Air Conditioning  (Seat Agreement)                                     1-Sep-02
33.      Disneyland Resort  (Seat Agreement)                                                 1-Sep-02
34.      Eastwood Insurance  (Seat Agreement)                                                1-Sep-02
35.      Michael Lisa Trucking Inc.  (Seat Agreement)                                        16-Sep-02
36.      Full Spectrum Inc.  (Seat Agreement)                                                17-Sep-02
37.      Quality Container Company  (Seat Agreement)                                         17-Sep-02
38.      Lance Capel (Seat Agreement)                                                        1-Oct-02
39.      Pacific World Corporation  (Seat Agreement)                                         1-Oct-02
40.      Richard Rodriguez & Warren Parchan  (Seat Agreement)                                1-Oct-02
41.      Searing Industries  (Seat Agreement)                                                1-Oct-02
42.      Southern California Gas Co  (Seat Agreement)                                        1-Oct-02
43.      Superior Metal Shapes  (Seat Agreement)                                             9-Oct-02
44.      City National Bank  (Seat Agreement)                                                1-Nov-02
45.      Educational Consulting Service  (Seat Agreement)                                    1-Nov-02
46.      Hyosung  (Seat Agreement)                                                           1-Nov-02
47.      Part of AD LG Mobile Phones  (Seat Agreement)                                       22-Nov-02
48.      Aetna US Healthcare  (Seat Agreement)                                               1-Dec-02
49.      Reliance Steel & Aluminum  (Seat Agreement)                                         1-Jan-03
50.      William Lyon Homes (Seat Agreement)                                                 1-Jan-03
51.      Gilead Sciences, Inc.  (Seat Agreement)                                             1-Feb-03
52.      Southern California Digital Systems  (Seat Agreement)                               1-Feb-03
53.      LA Times (Part of sponsorship agreement)                                            17-Mar-03
54.      KPMG (Seat Agreement)                                                               1-May-03
55.      Mitsubishi NEC (Seat Agreement)                                                     1-May-03
56.      Northrop Grumman (Seat Agreement)                                                   1-May-03
57.      Preferred Framing (Seat Agreement)                                                  1-May-03
58.      Chapel Funding Corporation (Seat Agreement)                                         31-May-03
59.      Unilever (Seat Agreement)                                                           19-Jun-03
60.      Lloyd W. Holland (Seat Agreement)                                                   1-Jul-03
61.      Sasco (Seat Agreement)                                                              1-Jul-03
62.      Independent Capital Marketing (Seat Agreement)                                      2-Jul-03
63.      Sares Regional Group (Seat Agreement)                                               16-Jul-03
64.      Jeff Usher (Seat Agreement)                                                         1-Aug-03
65.      Miller Brewing Company (Seat Agreement)                                             13-Aug-03
66.      Barron Harley (Seat Agreement)                                                      1-Sep-03
67.      Bill Hunt (Seat Agreement)                                                          1-Sep-03
68.      Fairchild Fasteners (Seat Agreement)                                                1-Sep-03
69.      Pacific Transformer Corporation (Seat Agreement)                                    1-Sep-03
70.      Transit Marketing Group (Seat Agreement)                                            1-Sep-03
71.      SBC (Seat Agreement)                                                                15-Sep-03
72.      Amcor Sunclipse North America (Seat Agreement)                                      17-Sep-03
73.      Pacific Care Dental & Vision (Seat Agreement)                                       22-Sep-03
74.      GES Exposition Services (Seat Agreement)                                            1-Oct-03
75.      Kevin Crampton (Seat Agreement)                                                     1-Oct-03
76.      LA Chemical / Shepard Bros. (Seat Agreement)                                        1-Oct-03
77.      ND Industries (Seat Agreement)                                                      1-Oct-03
78.      Orange County Optometric Group (Seat Agreement)                                     1-Oct-03
79.      John O'Neil (Seat Agreement)                                                        1-Nov-03
80.      New Homes Magazine (Seat Agreement)                                                 1-Nov-03
81.      ABC Radio Group (Seat Agreement)                                                    Date N/A
82.      Bank of the West (Seat Agreement)                                                   Date N/A
83.      CDX Communications (Seat Agreement)                                                 Date N/A
84.      Don Pickler (Seat Agreement)                                                        Date N/A
85.      E-Systems Design GST (Seat Agreement)                                               Date N/A
86.      Hugo Neu-Proler (Seat Agreement)                                                    Date N/A
87.      Independent Capital Management (Seat Agreement)                                     Date N/A
88.      Investors Business Daily (Seat Agreement)                                           Date N/A
89.      James E. Hudson (Seat Agreement)                                                    Date N/A
90.      Jim Steffens (Seat Agreement)                                                       Date N/A
91.      Lithographix (Seat Agreement)                                                       Date N/A
92.      Media Networks (Seat Agreement)                                                     Date N/A
93.      Miro Knezvic (Seat Agreement)                                                       Date N/A
94.      OC Business Journal                                                                 Date N/A
95.      Paul Folino / Kathy Cole (Seat Agreement)                                           Date N/A
96.      Scher Tire (Seat Agreement)                                                         Date N/A
97.      The Business Press (Seat Agreement)                                                 Date N/A
98.      Toyota-Davielson Advertising (Seat Agreement)                                       Date N/A
99.      Trend Offset Printing (Seat Agreement)                                              Date N/A

                                Schedule 2.4(c)
                                ---------------

        (Post-Petition Ordinary Course Executory Contracts - continued)

Suite Agreements:
Counter Party/Name of Contract                                                           Date of Execution
1.       Toshiba America Business Solutions (Suite Agreement)                                5-Apr-02
2.       First American Title (Suite Agreement)                                              1-May-02
3.       Talbot Insurance & Financial Services (Suite Agreement)                             7-Jun-02
4.       F & A Cheese Company (Suite Agreement)                                              1-Jul-02
5.       John Ginger Masonry, Inc. (Suite Agreement)                                         1-Aug-02
6.       Wells Fargo Bank, N. A. (Suite Agreement)                                           7-Aug-02
7.       C R & R (Suite Agreement)                                                           1-Sep-02
8.       Manheim Auctions (Suite Agreement)                                                  1-Sep-02
9.       William Gross (Suite Agreement)                                                     1-Sep-02
10.      World Variety Produce Inc & Harold & Wendy Rothman (Suite Agreement)                1-Sep-02
11.      Cablerep, Inc (Suite Agreement)                                                     1-Oct-02
12.       National Title (Suite Agreement)                                                   1-Oct-02
13.      Marc Spirizzi (Suite Agreement)                                                     8-Nov-02
14.      K & D Graphics (Part of sponsorship agreement)                                      1-Dec-02
15.      Brown-Forman Spirits (Suite Agreement)                                              1-Mar-03
16.      Price Communications (Suite Agreement)                                              20-Apr-03
17.      Model Finance (Suite Agreement)                                                     1-May-03
18.      PC Mall Services (Suite Agreement)                                                  8-May-03
19.      WFS Financial (Suite Agreement)                                                     27-Mar-03
20.      Douglas Nissan of Huntington Beach (Suite Agreement)                                14-May-03
21.      Lobel, Friedman and Reisner (Suite Agreement)                                       1-Jun-03
22.      Fun at Arena (Suite Agreement)                                                      15-Jun-03
23.      Vince Taormina (Suite Agreement)                                                    15-Jun-03
24.      LSI (Suite Agreement)                                                               1-Aug-03
25.      The Concierge Advantage (Suite Agreement)                                           1-Oct-03
26.      Brad Bradley (Suite Agreement)                                                      Date N/A
27.      David Wilson (Suite Agreement)                                                      Date N/A
28.      John Hartley (Suite Agreement)                                                      Date N/A
29.      KCAL TV (part of contract) (Suite Agreement)                                        Date N/A
30.      Kim Megonigal (Suite Agreement)                                                     Date N/A
31.      Marc Kaplan (Suite Agreement)                                                       Date N/A
32.      SBC (Suite Agreement)                                                               Date N/A
33.      Taormina Industries (Suite Agreement)                                               Date N/A
34.      Ticketmaster (Suite Agreement)                                                      Date N/A

* - OFM not party to contract.
Mighty Ducks Hockey Club, Anaheim
Sports, Inc., or Ogden Entertainment
Services, Inc. is signatory.

                                  Schedule 2.7
                                  ------------

                              Excluded Liabilities

None.

                                Schedule 3.1(b)
                                ---------------

                  Pre-Closing Regulatory Consents and Filings

None.

                                 Schedule 3.2(d)
                                 ---------------

                             Leasehold Restructuring

1. Senior Debt: The existing COPs (approximately $115 MM outstanding principal amount) will be repaid and replaced by new bonds (the "Refunding Bonds") in a principal amount not to exceed $45 MM.

2. UBC: The City will grant a lien on net Pond revenues as security for the City's obligations under the Operative Documents in replacement of the requirement for the Equity Letter of Credit and in exchange for the existing undrawn Equity Letter of Credit.

3. AIG: A replacement Acceptable Debt Letter of Credit to be issued by West LB will be provided to AIG in the stated amount from time-to-time specified in
     Schedule IV to the Participation Agreement (currently $2,072,193.54 and declining annually thereafter) in exchange for the undrawn existing Debt Letter of Credit. No letter of credit fee will be payable in respect of the replacement Debt Letter of Credit. The replacement Debt Letter of Credit will automatically renew annually until January 2, 2019, unless the then applicable stated amount has been paid in full. A failure to renew will constitute a drawing event under the replacement Debt Letter of Credit.

4. Bank of America: Bank of America will release its claims against the City in connection with the COPs swap arrangements.

5. Priority of Net Pond Revenues: A lien junior to the lien of the equity investor (UBC) on net Pond revenues will be pledged as security for the other payment obligations owed to AIG; further subordinate liens support the Refunding Bonds and then the reimbursement obligations of the City and the City Designee arising from issuance of the replacement Debt Letter of Credit.

6. Closing Schedule: City Council approval is anticipated on or about November 4, 2003. Definitive documentation will be executed shortly thereafter. Closing is expected to occur on or about December 17, 2003.

7. Leasehold Documentation A new "Omnibus Agreement" among the parties to the Leasehold Transaction reflects the restructuring referenced above, and new agreements will be substituted for the Management Agreement and the City and Manager Pledge Agreements. The participation of Ogden Facility Management Corporation of Anaheim ("OFM") and Covanta Energy Corporation will be terminated and the new manager will be substituted therefor. OFM and Covanta will be released from all of their obligations contained in the Operative Documents. The City's obligations under the Operative Documents will remain limited to net Pond revenue.

                                Schedule 3.2(i)
                                ---------------

                Agreements Requiring CSFB's Release of the City

COPS Financing Documents (as such documents are defined in the Leasehold Documents):
1.  Management Agreement
2.  Guaranty Agreement
3.  Consent to Assignment
4.  Pledge & Security Agreement (of OFM as Pledgor)
5.  Pledge & Security Agreement (of City as Pledgor)
6.  Bank Agreement
7.  Site and Facility Lease
8.  Lease Agreement
9.  City Assignment Agreement
10. Corporation Assignment Agreement
11. Non-Disturbance and Attornment Agreement

                                Schedule 3.3(b)
                                ---------------

    Agreements Requiring the Leasehold Participants' Release of the Manager

Leasehold Documents:
1.  Participation Agreement
2.  Ogden Agreement

3.  Guaranty Agreement (Ogden Guaranty)
4.  Debt Letter of Credit and Reimbursement Agreement
5.  Equity Letter of Credit and Reimbursement Agreement
6.  Manager Debt Pledge Agreement
7.  Manager Equity Pledge Agreement

                                  Schedule 5.4
                                  ------------

                  Consents to Transfer of Designated Contracts

None.

                                Schedule 7.9(c)
                                ---------------

                              Terminated Employees

None.